Exhibit 10.6

Execution Version

375 BEALE STREET

OFFICE LEASE

BAY AREA HEADQUARTERS AUTHORITY

as Landlord,

and

TWILIO INC.

as Tenant

EXHIBITS AND ATTACHMENTS

A	OUTLINE OF FLOOR PLAN OF PREMISES

A-1	AGENCY SPACE

A-2	COMMERCIAL SPACE

B	TENANT WORK LETTER

C	NOTICE OF COMMENCEMENT DATE AND EXPIRATION DATE

D	RULES AND REGULATIONS

E	PARKING

F	INTERIOR LOBBY SIGNAGE PROGRAM

G	JANITORIAL CLEANING SPECIFICATIONS

H	FORM OF LETTER OF CREDIT

I	FORM OF NONDISCLOSURE AGREEMENT

INDEX OF DEFINED TERMS

ADA	11
Additional Cost	Exhibit B
Additional Rent	3
Address for Payment of Rent	Summary
Address of Landlord	Summary
Address of Tenant	Summary
Agency Space	Summary
Alterations	14
Amounts Due at Signing	Summary
Annual Reconciliation Statement	8
Anticipated Commencement Dates	Summary
Architect	Summary
Audit Election Period	8
Base Building Improvements	Exhibit B
Base Operating Expenses	4
Base Rent	Summary
Base Taxes	4
Base Year	Summary
Base, Shell, and Core	Exhibit B
Bicycle Storage Area	11
Bicycles	11
Brokers	Summary
Building	Summary
Building Hours	11
Calendar Year	4

Casualty	18
Change	Exhibit B
Claims	15
Commercial Space	Summary
Common Area	1
Construction Documents	Exhibit B
Contractor	Exhibit B
Controls	10
Cosmetic Alteration	14
Cost Pools	7
Declaration	1
Delinquent Allowance Request	Exhibit B
Effective Date	Summary
Estimate Statement	8
Event of Default	25
Expiration Date	Summary
Extension Option	32
Extension Period	32
Fair Market Base Rental	33
Fees	31
Final Construction Documents	Exhibit B
Final Cost Estimate	Exhibit B
Final Statement	Exhibit B
First Allowance Request	Exhibit B
Force Majeure	30
Hazardous Material	10
Holidays	12
HVAC	11
Initial Space Plan	Exhibit B
Interest Rate	9
Interruption Event	13
Interruption Notice	13
JAMS	30
Landlord	Summary
Landlord Parties	15
Landlord’s Construction Representative	Summary
Laws	5
Lease	1
Lease Term	Summary
Letter of Credit	9
Monthly Parking Rental	Exhibit E
Negotiation Period	8
Notices	30
Offer Notice	34
Operating Expenses	4
Option Transfer	21
Parking Charges	Summary
Parking Spaces	Summary
Permits	Exhibit B
Permitted Transfer	22
Permitted Transferee	22
Permitted Use	Summary
Preliminary Approval	21
Preliminary Transfer Proposal	21
Premises	Summary
Prevailing Parking Rental	Exhibit E

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Property Manager	Summary
Reimbursable Costs	Exhibit B
Rent	3
Rental Tax	28
Representatives	1
ROFO Space	34
Rules and Regulations	1
Second Allowance Request	Exhibit B
Security Deposit	Summary
Space Plan	Exhibit B, Summary
Stabilization Agreement	14
Subject Space	20
Substantial Completion	Exhibit B
Substantially Complete	Exhibit B
Substantially Completed	Exhibit B
Summary	i
Systems and Equipment	7
Taxes	7
Tenant	Summary
Tenant Improvement Allowance	Summary
Tenant Improvements	2
Tenant Work Letter	Exhibit B
Tenant’s Construction Representative	Summary
Tenant’s Electricity Costs	7
Tenant’s Estimated Payment	8
Tenant’s Share	Summary
Tenant’s Taxes	28
Term	33
Total Cost	Exhibit B
Trade Fixtures	15
Transfer Notice	20
Transferee	20
Transfers	20
Visitors	1
Waiver Notice	21
Waiverof Termination Right	21

iii

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (“Summary”) is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any defined term contained in this Summary shall have the meaning as set forth in this Summary for such term.

DEFINED TERMS		DEFINITION

1.	Effective Date:	January 8, 2016

2.	Landlord:	BAY AREA HEADQUARTERS AUTHORITY, a joint powers authority established pursuant to the California Joint Exercise of Powers Act

3.	Address of Landlord:	Bay Area Headquarters Authority
101 8th Street
Oakland, CA 94607
Attn: Executive Director
(Prior to February 1, 2016)

and

Bay Area Headquarters Authority
375 Beale Street, Suite 800
San Francisco, California 94105
Attn: Executive Director
(After February 1, 2016)

4.	Address for Payment of Rent	Cushman & Wakefield
375 Beale Street, Suite 256
San Francisco, CA 94105

5.	Tenant:	Twilio Inc.,
a Delaware corporation

6.	Address of Tenant:	Twilio Inc.
645 Harrison Street, Suite 300
San Francisco, CA 94107

Attn: General Counsel
(Prior to Commencement Date)

and

Twilio Inc.
375 Beale Street, Suite 400
San Francisco, CA 94105

Attn: General Counsel

(After Commencement Date)

7.	Premises:	A total of approximately 91,823 Rentable Square Feet of office space, comprised of 58,290 Rentable Square

i

DEFINED TERMS		DEFINITION

Feet located on the fourth floor of the Building and identified as Suite 400 (the “Suite 400 Premises”), and 33,533 Rentable Square Feet located on the third floor of the Building and identified as Suite 300 (the “Suite 300 Premises”), as further set forth in the floor plan attached hereto as Exhibit A.

8.	Building:	The building commonly known as 375 Beale Street, together with all related real property and improvements, including the parking garage, office building, retail space and public spaces.

9.	Agency Space:

The portions of the Building defined as “Agency Space” in the Declaration (as hereinafter defined). As of the Effective Date, the Agency Space consists of those portions of the Building that are described on Exhibit A-1. Landlord reserves the right to amend or revise Exhibit A-1 from time to time to reflect updates or changes to the Agency Space.

10.	Commercial Space:

All portions of the Building other than the Agency Space. As of the Effective Date, the Commercial Space consists of those portions of the Building that are described on Exhibit A-2. Landlord reserves the right to amend or revise Exhibit A-2 from time to time to reflect updates or changes to the Commercial Space.

11.	Lease Term:	Approximately ninety-six (96) months following the Commencement Date.

12.	Delivery Date:

The date on which Landlord has delivered both (i) possession of the Suite 300 Premises to Tenant in a “warm shell” condition as defined in Attachments 1 and 2 to Exhibit B attached hereto; and (ii) possession of the Suite 400 Premises to Tenant in a “cold shell” condition as defined in Attachment 1 to Exhibit B attached hereto.

13.	Anticipated Delivery Date:	March 1, 2016

14.	Commencement Date:

The date which is seven and one-half (7.5) months following the Delivery Date; provided, however, that if the Delivery Date has not occurred by March 15, 2016, then the Commencement Date shall be delayed by one day for each day of the period commencing on March 16, 2016 and ending on the Delivery Date.

15.	Expiration Date:

If the Commencement Date is the first day of a calendar month, then the Expiration Date shall be the last day immediately preceding the eighth (8th) anniversary of the Commencement Date; provided, however, that if the Commencement Date is a date other than the first day of a calendar month, then the

DEFINED TERMS		DEFINITION

		Expiration Date shall be the last day of the month in which the eighth (8th) anniversary of the Commencement Date occurs.

16.	Base Rent:

			Monthly Base	Monthly Base Rent per
		Months*	Rent	Rentable Square Foot
		1-12	$413,203.50	$4.50
		13-24	$420,549.34	$4.58
		25-36	$428,813.41	$4.67
		37-48	$436,159.25	$4.75
		49-60	$443,505.09	$4.83
		61-72	$451,769.16	$4.92
		73-84	$459,115.00	$5.00
		85-96	$466,460.84	$5.08

*Month 1 for purposes of the above table commences on the Commencement Date and shall include any partial month, i.e., if the Commencement Date is October 13, 2016, then Month 1 shall include the period from October 13, 2016 through October 31, 2016 and the month of November 2016.

17.	Tenant’s Share:

The percentage that the rentable square feet within the Premises bears to the total rentable square feet within the Commercial Space or the Building, as applicable, as such measurements may be adjusted and remeasured from time to time in accordance with the terms of this Lease. As of the Effective Date, Tenant’s Share is twenty-three and fourteen hundredths percent (23.14%) with respect to the Building and is as described on Exhibit A-2 with respect to the Commercial Space. The Tenant’s Share shall be calculated using a percentage of the Commercial Space when the expense being allocated is incurred solely for the benefit of the Commercial Space, and the Tenant’s Share shall be calculated using a percentage of the Building when the expense being allocated is incurred for the benefit of the entire Building.

18.	Base Year:	The calendar year 2017

19.	Security Deposit:	As defined in Article 5.

20.	Amounts Due at Signing:	(a) Base Rent: $413,203.50 for the first month rent is due.

(b) Security Deposit: Letter of credit in the amount of

DEFINED TERMS		DEFINITION

$7,437,663, to be delivered within ten (10) business days following the execution of this Lease.

(c) Total Due Upon Execution of this Lease: $413,203.50

21.	Property Manager	Cushman & Wakefield

22.	Brokers:	Cushman & Wakefield represents Landlord exclusively (“Landlord’s Broker”) Jones Lang LaSalle Brokerage, Inc. represents Tenant exclusively (“Tenant’s Broker”)

23.	Architect:	The architect selected by Tenant in accordance with the Tenant Work Letter to prepare the Space Plan.

24.	Space Plan:	A conceptual space plan for the Tenant Improvements prepared by Architect in accordance with the Tenant Work Letter.

25.	Tenant Improvement Allowance:	$8,329,775.20

26.	Tenant’s Construction Representative:	Natasha Whitledge, Facilities & Employee Experience, Twilio Inc.

27.	Landlord’s Construction Representative:	Cushman & Wakefield Project Management

28.	Parking Spaces:

Up to nine (9) unreserved vehicle parking spaces in the parking garage at the Building; provided, however, that Tenant shall not be required to lease all nine (9) spaces, and if Tenant provides written notice to Landlord and Property Manager that Tenant wishes to lease fewer than nine (9) spaces, Landlord shall be permitted to lease such spaces relinquished by Tenant (the “Unclaimed Spaces”) to third parties; provided further, however, that upon Landlord’s and Property Manager’s receipt of written notice from Tenant on or before April 1st, July 1st, October 1st or January 1st of a given calendar year of Tenant’s desire to lease one or more of such Unclaimed Spaces again, Landlord shall again make such spaces available for Tenant’s use on or before the next succeeding July 1st (for a notice received on or before April 1st), October 1st (for a notice received on or before July 1st), January 1st (for a notice received on or before October 1st), or April 1st (for a notice received on or before January 1st).

29.	Parking Charges:	The Prevailing Parking Rental (as defined in Exhibit E) in effect from time to time.

30.	Permitted Use:	General business office purposes, as more fully described in Article VI hereof.

OFFICE LEASE

This Office Lease, which includes the Summary and the Exhibits and Attachments identified above, which are incorporated in this Office Lease by this reference, (collectively, the “Lease”), is made by and between Landlord and Tenant as of the Effective Date.

ARTICLE 1

BUILDING AND PREMISES

1.1                               Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, which Premises are located within the Commercial Space of the Building. The outline of the floor plan of the Premises is shown on Exhibit A attached hereto. Landlord and Tenant acknowledge that the purpose of Exhibit A is to show the location of the Premises in the Building. The rentable square feet of the Premises for all purposes under this Lease shall be the rentable square feet specified in the Summary. Tenant, its permitted subtenants, and their employees shall have access to the Premises at all times, twenty-four (24) hours per day, every day of the year, subject to the Rules and Regulations (as defined below) and such after-normal business hour security procedures as Landlord may require.

1.2                               Building. The Building includes the Commercial Space, as shown on Exhibit A-2 attached hereto, and the Agency Space, as shown on Exhibit A-1 attached hereto. Landlord reserves the right to amend or revise Exhibit A-1 and Exhibit A-2 from time to time to reflect updates or changes to the Agency Space and the Commercial Space. The Agency Space includes condominiums that will be subject to the terms and conditions of a Declaration of Covenants, Conditions and Restrictions for the Agency Space at 375 Beale Street, San Francisco, California, to be entered into by Landlord (the “Declaration”). Landlord owns the Commercial Space and the Agency Space is owned by Landlord and various other parties. Tenant acknowledges that Landlord and the other owners of Agency Space condominiums will hold public meetings of their respective governing boards and other advisory bodies in the Building from time to time.

1.3                               Common Area. The term “Common Area” means all areas and facilities outside the Premises and within the exterior boundary line of the real property on which the Building is located and interior utility raceways and installations within the Premises that are provided and designated by the Landlord, at its sole and absolute discretion, from time to time for the general non-exclusive use of Landlord, Tenant, and other tenants or occupants of the Building.

1.3.1                     Landlord grants to Tenant, during the Lease Term, the non-exclusive right to use, in common with others entitled to such use, the Common Area as it exists from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof, the terms and conditions of the Declaration and the Rules and Regulations.

1.3.2                     Tenant shall comply with the rules and regulations set forth on Exhibit D and any other reasonable rules and regulations or modifications thereto established by Landlord (collectively, the “Rules and Regulations”). Tenant shall abide by and conform to the Rules and Regulations, and shall cause its agents, employees, contractors, licensees, assignees, sublessees, transferees and representatives (collectively, “Representatives”) and its guests, customers, invitees, and visitors (collectively, “Visitors”) to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with said Rules and Regulations by other tenants or occupants of the Building.

1.3.3                     Provided that in exercising its rights pursuant to this Section 1.3.3, Landlord shall not materially adversely affect the access to and from the Premises, the use of the Premises by Tenant, Landlord shall have the right, in Landlord’s sole and absolute discretion, from time to time:

(a)                                 To make changes to the Common Area, including changes that decrease or increase the size of the Common Area and changes to the location of the Common Area;

(b)                                 To restrict or control access to the Common Area; provided, however, that such restrictions shall not materially impair Tenant’s access to the Premises;

(c)                                  To charge fees for Tenant’s access to utility and telecommunication equipment rooms, risers and raceways, not to exceed actual costs incurred by Landlord in connection with such access;

(d)                                 To close temporarily any of the Common Area for maintenance, repair or replacement purposes so long as reasonable access to the Premises remains available;

(e)                                  To designate areas outside the boundaries of the Building to be a part of the Common Area;

(f)                                   To add additional improvements to the Common Area;

(g)                                  To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and

(h)                                 To do and perform such other acts and make such other changes in, to or with respect to the Common Area and Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.4                               Tenant Improvements. Landlord and Tenant have agreed pursuant to the Tenant Work Letter attached hereto as Exhibit B that certain initial improvements will be made to the Premises in accordance with the Space Plan (the “Tenant Improvements”). Except as expressly set forth in this Lease and in the Tenant Work Letter, Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises.

1.5                               Condition of the Premises. Subject to completion of Landlord’s Work, Tenant shall accept the Premises in its “As-Is” condition on the Delivery Date, subject to all applicable Laws, and subject to the performance of punch-list items that remain to be performed by Landlord, if any.

ARTICLE 2

LEASE TERM

2.1                               Commencement and Expiration Dates. The Lease Term shall commence on the Commencement Date and shall terminate on the Expiration Date, unless this Lease is sooner terminated as hereinafter provided. Tenant shall use commercially reasonable efforts to commence business operations in the Premises promptly following Substantial Completion of the Tenant Improvements. The parties anticipate that the Delivery Date will occur on or about the Anticipated Delivery Date. If Landlord does not deliver possession of the Premises to Tenant on or before the Anticipated Delivery Date, Landlord shall not be subject to any liability, nor shall the validity of this Lease or the obligations of Tenant hereunder be affected, subject to Section 2.1.1 below. Within a reasonable period of time after the date the Commencement Date has been determined, Landlord shall deliver to Tenant a letter in the form attached hereto as Exhibit C, setting forth the Delivery Date, the Commencement Date and the Expiration Date, and Tenant shall execute and return such letter to Landlord within ten (10) business days after Tenant’s receipt thereof.

2.1.1                     Delay in Delivery. Notwithstanding anything to the contrary set forth in this Lease, if Landlord has not tendered possession of the Premises to Tenant with Landlord’s Work Substantially Completed within 120 days of the Anticipated Delivery Date, then, Tenant shall have the right to cancel and terminate this

Lease within ten (10) business days, and, upon such termination, Landlord and Tenant shall be relieved of their obligations to one another.

2.2                               Conditions for Delivery of Possession. Landlord shall not be required to tender possession of the Premises to Tenant until Tenant complies with its obligation to provide evidence of insurance as set forth in Article 11. Pending delivery of such evidence, Tenant shall be required to perform all of its obligations under this Lease from and after the Delivery Date, including the payment of Base Rent from and after the Commencement Date, notwithstanding Landlord’s election to withhold possession pending receipt of such evidence of insurance. Further, if Tenant is required to perform any other conditions prior to or concurrent with the Delivery Date, the Delivery Date shall occur but Landlord may elect to withhold possession until such conditions are satisfied.

ARTICLE 3

BASE RENT

3.1                               Base Rent. Tenant shall pay Base Rent, without notice or demand, to Landlord or Landlord’s agent at the Address for Payment of Rent, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency that, at the time of payment, is legal tender for private or public debts in the United States of America. Base Rent shall be payable in advance on or before the first day of each and every month after the Commencement Date during the Lease Term, without any setoff or deduction whatsoever (except to the extent otherwise expressly permitted hereunder). Notwithstanding the foregoing, Tenant shall pay the Amounts Due at Signing upon Tenant’s execution and delivery of this Lease. To the extent the Amounts Due at Signing include any Base Rent, such Base Rent shall be applied commencing on the first full calendar month after the Commencement Date, unless the Commencement Date is the first day of a calendar month, in which case such prepaid Base Rent shall be applied commencing on the Commencement Date. If any rental payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period that is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis. If the Summary provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which won’t necessarily be the first day of a calendar month).

ARTICLE 4

ADDITIONAL RENT

4.1                               Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, for each Calendar Year during the Lease Term, Tenant shall pay (a) Tenant’s Electricity Costs for such Calendar Year, (b) Tenant’s Share of the amount by which the Operating Expenses in such Calendar Year exceed Base Operating Expenses, and (c) Tenant’s Share of the amount by which the Taxes payable by Landlord in such Calendar Year exceed Base Taxes. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, except as otherwise provided in this Article 4. Without limitation on other obligations of Tenant that shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2                               Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1                     “Base Operating Expenses” shall mean the Operating Expenses incurred by Landlord in the Base Year, provided that the Base Operating Expenses shall not include the unamortized portion of any capital expenditures, insurance deductibles or other extraordinary expenditures regardless of whether such expenses are includable in Operating Expenses for subsequent Calendar Years.

4.2.2                     “Base Taxes” shall mean the Taxes incurred and payable by Landlord in the Base Year.

4.2.3                     “Calendar Year” shall mean each calendar year (January 1 to December 31) in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term commences and the calendar year in which the Lease Term expires.

4.2.4                     “Operating Expenses” shall mean all expenses, costs and amounts that Landlord shall incur during any Calendar Year because of or in connection with the management, maintenance, repair, replacement or operation of the Commercial Space or any part thereof.

(a)                                 Without limiting the generality of the foregoing, Operating Expenses shall include any amounts paid for:

(i)                                     the cost of supplying all utilities, the cost of operating, maintaining, repairing, renovating and replacing Systems and Equipment, and the cost of supplies and equipment and maintenance and service contracts in connection therewith;

(ii)                                  the cost of licenses, certificates, permits and inspections, the cost of contesting the validity or applicability of any governmental enactments that may affect Operating Expenses, and the cost incurred in connection with a governmentally-mandated transportation system management program or similar programs;

(iii)                               the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of Landlord’s interest in the Building (including coverage for earthquake, terrorism and flood), liability, rental income and other insurance relating to the Building, and expenditures for deductible amounts paid under such insurance; provided, however, that Tenant’s Share of any such deductibles shall not exceed $10,000 in any single Calendar Year;

(iv)                              the cost of landscaping, relamping, supplies, tools, equipment and materials;

(v)                                 all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building;

(vi)                              the cost of parking garage operation and maintenance;

(vii)                           any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder);

(viii)                        wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Building, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes that may be levied on such wages, salaries, compensation and benefits of all persons engaged in the operation, maintenance and security of the Building;

(ix)                              an office in the Building for the management of the Building, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes;

(x)                                 accounting, legal and other professional services incurred in connection with the operation of the Building and the calculation of Additional Rent;

(xi)                              payments or reimbursements required under the Declaration or any other easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building;

(xii)                           property management fees, not to exceed three percent (3%) of Landlord’s gross revenues from the Building in such Calendar Year;

(xiii)                        the cost of janitorial service, alarm and security service, if any, window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities within the Building;

(xiv)                       the cost of complying with laws or regulations of the United States of America, the State of California, or the charter, code, ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building (collectively, “Laws”) to the extent enacted after the Commencement Date;

(xv)                          the costs of contesting the validity or applicability of any Laws that may affect the Building;

(xvi)                       the cost of any capital improvements made to the Building after completion of its construction as a labor saving or energy saving device or to enhance the health and safety of the public (including tenants) or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any Laws that were not applicable to the Building on the Commencement Date, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of eight percent (8%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, with such amortized amount and interest included in Operating Expenses each Calendar Year until such amount has been fully amortized;

(xvii)                    amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building; and

(xviii)                 the costs of water, sewer, HVAC and other utility services to the Building (but only including electricity service to the Common Area, Systems and Equipment) as well as related fees, assessments and surcharges.

(b)                                 To the extent any expenses, costs and amounts incurred by Landlord in replacing Systems and Equipment or other Building components are capital expenditures, as defined by generally accepted accounting principles, such capital expenditures shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of eight percent (8%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of making such replacements, with such amortized amount and interest included in Operating Expenses each Calendar Year until such amount has been fully amortized. Operating Expenses for any Calendar Year, including the Base Year, during which occupancy of the Commercial Space is less than ninety-five percent (95%) shall be calculated based upon the Operating Expenses that would have been incurred if the Commercial Space had an occupancy of ninety-five percent (95%) during the entire Calendar Year (including the Base Year). If Landlord does not carry earthquake, terrorism or another type of insurance for the Building during the Base Year but carries such type of insurance for the Building during any subsequent Calendar Year, then, for purposes of determining the Operating Expenses for such Calendar Year, Base Operating Expenses shall be deemed to be increased by the amount of the premium Landlord would have incurred for such type of insurance during the Base Year if Landlord had maintained such type of insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Calendar Year.

(c)                                  Operating Expenses shall not include:

(i)                                     costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building;

(ii)                                  costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

(iii)                               costs of supplying electricity to premises leased by tenants;

(iv)                              costs of special services rendered to individual tenants (including Tenant) for which a special charge is made;

(v)                                 costs of services or other benefits of a type that are not available to Tenant but that are available to other tenants or occupants of the Building, and costs for which Landlord is reimbursed by other tenants or occupants of the Building other than through payment of tenants’ shares of Operating Expenses;

(vi)                              costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

(vii)                           costs of facilities, systems, services and other benefits that are exclusively for the benefit of the condominium unit owners of the Agency Space;

(viii)                        costs of the wages, benefits and overhead of any employee who does not devote substantially all of his or her employed time to operating or managing the Building, unless such wages, benefits and overhead are prorated to reflect time spent on operating or managing the Building.

(ix)                              costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services that could be obtained from third parties on a competitive basis;

(x)                                 costs arising from the presence of Hazardous Materials (as hereinafter defined) or substances in, about or below the Building, including without limitation, Hazardous Materials in the groundwater or soil, to the extent same were present on or before the Commencement Date or become present during the Term, but only to the extent Landlord (i) either is responsible for the presence of same or (ii) actually recovers such costs from or on behalf of the responsible party;

(xi)                              capital improvements made to the Building, other than capital improvements described in Section 4.2.4(a)(xvi) above;

(xii)                           costs incurred by Landlord to comply with the ADA or any other Laws to the extent of any non-compliance of the Premises with the ADA or Laws existing on and as of the Commencement Date;

(xiii)                        costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors; and

(xiv)                       costs of interest on debt or amortization on any mortgages.

(d)                                 Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses for the Commercial Space among different portions or occupants of the Commercial

Space (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Commercial Space, and any retail space tenants of the Commercial Space. The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in a reasonable manner (if not provided for pursuant to a separate agreement such as the Declaration).

(e)                                  Notwithstanding anything to the contrary in this Article 4, Tenant shall not be responsible for Tenant’s Share of Operating Expenses or Taxes (if applicable) attributable to any Calendar Year which are first billed to Tenant more than twenty-four (24) months after the expiration of the applicable Calendar Year.

4.2.5                     “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sanitary, storm drainage, sprinkler, telephone, other communications, alarm, security (including card access), elevator or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment that serve the Building.

4.2.6                     “Taxes” shall mean all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Commercial Space, including but not limited to payroll tax, gross receipts tax, and business license fees payable by Landlord; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Commercial Space; personal property taxes assessed on the personal property of Landlord used in the operation of the Building; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Building or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes or as a result of Proposition 8 reduction in Taxes, then for purposes of determining Tenant’s Share of Increases in Taxes over Base Taxes, for each Calendar Year (including the Base Year) in which Taxes are reduced by any such exemption or Proposition 8 reduction, Taxes for such Calendar Year shall be calculated on the basis of the amount the Taxes for such Calendar Year would have been in the absence of the exemption; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Taxes or Operating Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Taxes nor refunded to Tenant, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.6 is not intended to in any way affect (A) the inclusion in Taxes of the statutory two percent (2.0%) annual increase in Taxes (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion of any increase in real estate taxes pursuant to the terms of Proposition 13.

4.2.7                     “Tenant’s Electricity Costs” shall mean all actual charges for electricity service to the Premises that Landlord shall pay during any Calendar Year that are properly allocable to, or separately metered for, the Premises, as reasonably determined by Landlord.

4.3                               Calculation and Payment of Additional Rent.

4.3.1                     Statement of Actual Additional Rent and Payment by Tenant. Within a reasonable period after the end of a Calendar Year, beginning with Calendar Year 2018, Landlord shall deliver to Tenant a statement (the “Annual Reconciliation Statement”) setting forth (a) the total actual Additional Rent for such Calendar Year, and (b) Tenant’s Estimated Payment paid by Tenant during such Calendar Year. If the Annual Reconciliation Statement shows that the total actual Additional Rent for such Calendar Year was greater than Tenant’s Estimated Payment actually paid by Tenant for such Calendar Year, Tenant shall pay such deficiency on the later of (i) the date its next installment of Base Rent due or (ii) thirty (30) days following receipt of the Annual Reconciliation Statement. If the Annual Reconciliation Statement shows that Tenant’s Estimated Payment actually paid by Tenant for such Calendar Year is greater than the total actual Additional Rent for such Calendar Year, the excess shall be applied against Tenant’s next payments of Additional Rent or, if the Lease Term has expired and Tenant has fulfilled all of its obligations under the Lease, refunded to Tenant. The failure of Landlord to timely furnish the Annual Reconciliation Statement for any Calendar Year shall not preclude Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired, if the Annual Reconciliation Statement for the final Calendar Year of the Lease Term shows an amount due from Tenant, Tenant shall promptly pay such amount to Landlord. Landlord may withhold all or a portion of the Security Deposit until such amount has been determined and paid. The provisions of this Section 4.3.1 shall survive the expiration or earlier termination of the Lease Term.

4.3.2                     Statement of Estimated Additional Rent. For each Calendar Year during the Lease Term, commencing with Calendar Year 2018, Landlord shall give Tenant an expense estimate statement (the “Estimate Statement”) that shall set forth Landlord’s reasonable estimate of the total amount of Additional Rent for such Calendar Year (“Tenant’s Estimated Payment”). Tenant shall pay, with each installment of Base Rent due for such Calendar Year, one-twelfth of Tenant’s Estimated Payment set forth in the Estimate Statement. Landlord may recalculate and adjust Tenant’s Estimated Payment from time to time (but not more than twice per Calendar Year) by delivering Tenant a revised Estimate Statement, in which case Tenant’s monthly payments shall be adjusted so that the total payments for such Calendar Year will total the revised Tenant’s Estimated Payment. If Landlord does not provide Tenant with an Estimate Statement for a Calendar Year, Tenant shall continue paying one-twelfth of Tenant’s Estimated Payment set forth in the Estimate Statement for the prior Calendar Year until such time as Landlord delivers an Estimate Statement for such Calendar Year, at which time Tenant’s monthly payment shall be adjusted so that the total payments for such Calendar Year will total the revised Tenant’s Estimated Payment.

4.4                               Audit Right. Provided Tenant is not in default hereunder, within one hundred eighty (180) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Annual Reconciliation Statement for any Calendar Year, Tenant may, at its expense and during Landlord’s normal business hours, elect to audit Landlord’s Operating Expenses and Taxes for such Calendar Year (and the Base Year), subject to the following conditions: (1) the audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing; (2) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (3) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within ninety (90) days after commencement; (4) the audit shall be conducted where Landlord maintains its books and records in the San Francisco Bay Area and shall not unreasonably interfere with the conduct of Landlord’s business; and (5) Tenant and its accounting firm shall treat any audit in a confidential manner. Tenant shall deliver a copy of such audit to Landlord within ten (10) business days of receipt by Tenant. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period for a given Calendar Year, Landlord’s Operating Expenses and Taxes for the applicable Calendar Year shall be deemed approved. If Landlord disputes the results of Tenant’s audit, Landlord may conduct an independent audit of some or all of Landlord’s Operating Expenses and Taxes for the applicable Calendar Year, the Base Year, or both. If after receiving the results of its audit, Landlord still disputes the results of Tenant’s audit, then Landlord and Tenant shall work in good faith to resolve such dispute within thirty (30) days following Landlord’s delivery of the results of Landlord’s audit to Tenant (the “Negotiation Period”). Should any dispute arising under this Section 4.4 not be resolved during the Negotiation Period, Landlord and Tenant shall agree upon a mutually acceptable independent certified public accounting firm of recognized national or regional standing to review the results of Landlord’s and Tenant’s audits to make a final determination hereunder. In the event Landlord and Tenant do not agree on a mutually acceptable independent accounting firm within fifteen (15) days of the expiration of the Negotiation Period, an independent accounting firm shall be selected by the mutual agreement of the auditing firms that conducted the original audits of Tenant and Landlord hereunder. The third auditor selected shall, thereafter, review the previously conducted audits and conduct such further audit or agreed-upon procedures as may be necessary to determine Landlord’s Operating Expenses and Taxes for the applicable Calendar Year and the Base Year. The determination of the third auditor with respect thereto shall be binding upon Landlord and Tenant. The cost of such of such mutually agreed auditor shall be shared equally by Landlord and Tenant. After such final determination, Landlord shall credit any overpayment determined by the mutually agreed auditor’s report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the mutually agreed auditor’s report within thirty (30) days of determination. If the audit proves that Landlord’s calculation of Operating Expenses and Taxes for the Calendar Year under inspection was overstated by more than five percent (5%) in the aggregate, then, Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said Annual Reconciliation Statement within thirty (30) days after receipt of Tenant’s invoice therefor.

4.5                               Late Charges and Interest. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days following the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder that are not paid within five (5) business days following Tenant’s receipt of written notice of delinquency shall thereafter bear interest until paid at a rate (the “Interest Rate”) equal to the lesser of (i) the “Prime Rate” or “Reference Rate” announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus two percent (2%), or (ii) the highest rate permitted by applicable Laws. Notwithstanding the foregoing, the late charge referenced above shall not be charged with respect to the first occurrence (but may be charged with respect to any subsequent occurrence) during any twelve (12) month period that Tenant fails to make payment when due, until five (5) business days after Landlord delivers written notice of such delinquency to Tenant.

ARTICLE 5

SECURITY DEPOSIT.

5.1                               Letter of Credit. Within ten (10) business days following the full execution of this Lease, Tenant shall deposit with Landlord the security deposit in the form of an irrevocable standby letter of credit from Silicon Valley Bank or another provider acceptable to Landlord in substantially the form attached hereto as Exhibit H, in the amount of $7,437,663 (the “Letter of Credit”), as security for the performance of Tenant’s obligations under this Lease.

5.2                               Permitted Reductions. Provided Tenant is not in default hereunder, upon the first, second and third anniversaries of the Commencement Date, the amount of the Letter of Credit shall be reduced by $2,068,875 at each such anniversary. Thereafter, the amount of the Letter of Credit shall not be reduced further for the remainder of the Lease Term; provided, however, that in the event Tenant undergoes an initial public offering of stock, Landlord and Tenant agree to meet in good faith to discuss a potential amendment to the amount of the Letter of Credit.

5.3                               Replacement Letters of Credit. Tenant shall provide Landlord with a replacement Letter of Credit at least thirty (30) days prior to the stated expiration date of any Letter of Credit then held by Landlord pursuant to this Article 5, and if such replacement Letter of Credit is not timely provided, Landlord may (but shall have no obligation to) make a drawing for the full amount of such expiring Letter of Credit and shall hold the proceeds of such drawing as a security deposit under this Lease. Upon Landlord’s receipt of any replacement Letter of Credit that is in the amount then required under and that otherwise meets the requirements of this Article 5, Landlord shall promptly return to Tenant the Letter of Credit being replaced.

5.4                               Drawings Upon Tenant’s Default. Landlord may (but shall have no obligation to) make a drawing on the Letter of Credit to cure any default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. Any unused portion of the cash proceeds of such a drawing shall be held by Landlord as a security deposit under this Lease.

5.5                               Replacement Letter of Credit. In the event of a drawing on a Letter of Credit by Landlord, Tenant shall deliver to Landlord within five (5) business days of Landlord’s written request a replacement Letter of Credit in the amount of such drawing (less any unused portion of the cash proceeds then being held by Landlord).

5.6                               Landlord’s Use of Cash Proceeds Held as Security Deposit. Landlord may (but shall have no obligation to) use cash proceeds held as a security deposit hereunder to cure any default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant’s failure to perform any of Tenant’s obligations hereunder. Landlord may commingle any such cash proceeds from a drawing on the Letter of Credit with Landlord’s general and other funds. Landlord shall not be required to pay interest on any such cash proceeds to Tenant.

5.7                               Tenant Waiver. Tenant waives the provisions of Section 1950.7 of the California Civil Code to the extent that such Section provides that the security deposit (whether in the form of a Letter of Credit or cash) can be applied only to remedy certain Tenant defaults or is otherwise inconsistent with this Article 5, it being the parties’ intention that this Article 5 shall be controlling.

5.8                               Return of Security Deposit to Tenant. Subject to the terms of Section 4.3.1, if Tenant is not in default at the expiration or termination of this Lease and has no further payment obligations under this Lease, within thirty (30) days following the expiration or earlier termination of this Lease, Landlord shall return to Tenant the Letter of Credit or any cash proceeds then held by Landlord and not applied as provided above.

ARTICLE 6

USE OF PREMISES

6.1                               Permitted Use. Tenant shall use the Premises solely for general business office purposes in accordance with the Rules and Regulations and applicable Laws, and Tenant shall comply with the Declaration and all other recorded covenants, conditions, and restrictions, now or hereafter affecting the Building. If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking (collectively “Controls”), Tenant shall comply with such Controls, whether mandatory or voluntary. Notwithstanding any provision of the Rules and Regulations to the contrary, Tenant shall be permitted to conduct its business in the Premises during night and early morning hours should it so choose.

6.2                               Prohibited Uses. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any purpose or purposes whatsoever, other than as described in Section 6.1 of this Lease, or for any use or purpose contrary to the Rules and Regulations, applicable Laws, the Declaration or any other recorded covenant, condition or restriction now or hereafter affecting the Building, without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall not do or permit anything to be done on or about the Premises that may in any way increase the existing rate of any insurance policy covering the Building or any portion thereof or any of its contents or cause cancellation of any such insurance policy. Tenant shall not do or permit anything to be done in or about the Premises that will damage the reputation of the Building or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or any them, or use or allow the Premises to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not use or allow another person or entity to use any part of the Premises or the Building for the storage, use, treatment, manufacture or sale of Hazardous Material or for the transport of such materials through the Common Area, except for small amounts of such Hazardous Material as are commonly used for general office purposes and that are used in compliance with all Laws applicable to the use, transport or storage of Hazardous Materials. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any local governmental authority, the State of California or the United States Government. Tenant shall immediately notify, and shall direct Tenant’s agents, employees, contractors, invitees, assignees and sublessees, to immediately notify, Landlord of any incident in, on or about the Premises or the Building that would require the filing of a notice under any Laws in any way relating to or regulating Hazardous Material.

6.3                               Bicycles. Tenant shall have a non-exclusive right, at no cost to Tenant, to utilize the Bicycle storage within the designated bicycle parking area of the Building (“Bicycle Storage Area”) for the purpose of allowing Tenant’s employees to store bicycles used for commuting purposes on a first-come-first-served, space-available basis. Tenant’s employees shall be permitted to bring their non-motorized bicycles (“Bicycles”) into the Bicycle Storage Area or the Premises, subject to the provisions of this Section 6.3 and any additional applicable provisions of the Rules and Regulations, but only to the extent such Bicycles are used for commuting to and from work by such employees. The storage of any property other than Bicycles in the Bicycle Storage Area is prohibited. Each rider shall use the Bicycle Storage Area at his or her sole risk. Landlord specifically reserves the right to reasonably change the location, size, configuration, design, layout and all other aspects of the Bicycle Storage Area at any time, and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Bicycle Storage Area for purposes of permitting or facilitating any such construction, alteration or improvements, or permanently close-off or remove the Bicycle Storage Area. In the event of, and during the period of any such closure, or in the event the Bicycle Storage Area is at capacity without the ability to store additional bicycles, Tenant’s employees shall be permitted to bring their bicycles to the Premises through the Building’s freight elevator or as otherwise directed by Landlord. Landlord shall make reasonable efforts to provide security to the Bicycle Storage Area, which reasonable efforts shall include limiting access to the Bicycle Storage Area (through the use of key card access) to tenants of the Building and their employees. Landlord shall in no case be liable for any (i) personal injury arising out of any error with regard to the admission to or exclusion from the Bicycle Storage Area of any person or (ii) property damage to or loss of any Bicycle in the Bicycle Storage Area. Upon the expiration or earlier termination of this Lease, Tenant shall have removed all Bicycles from the Bicycle Storage Area and Tenant, at Tenant’s sole cost and expense, shall repair all damage to the Bicycle Storage Area caused by the removal of Tenant’s property therefrom, and if Tenant fails to repair such damage, Landlord may undertake such repair on account of Tenant, and Tenant shall pay to Landlord upon demand the cost of such repair. If Tenant fails to remove any Bicycles at the expiration or earlier termination of this Lease, Landlord may dispose of said Bicycles in such lawful manner as it shall determine in its sole and absolute discretion. Tenant’s employees shall be permitted to bring their Bicycles into the Premises, but only to the extent such Bicycles are used for commuting to and from work by such employees. Storage of any Bicycle other than as expressly set forth in this Section 6.3 is prohibited. Tenant shall keep its employees informed of the requirements of this Section 6.3.

6.4                               ADA. As between Landlord and Tenant, (a) following the completion of Landlord’s Work, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990 and any Laws governing handicapped access or architectural barriers, as amended from time to time (the “ADA” ) within the Premises, and (b) Landlord shall bear the risk of complying with the ADA in the Common Area (including path of travel to the Premises), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any future alterations or additions made by or on behalf of Tenant or Tenant Parties (which risk and responsibility shall be borne by Tenant). Landlord hereby informs Tenant that the Building has not undergone inspection by a Certified Access Specialist (as defined by Law). The provisions of the foregoing sentence imposing liability on Tenant shall not apply where a structural change is required, to the extent the Premises were not in compliance with applicable Laws on the Commencement Date, or where this Lease provides such compliance is Landlord’s obligation.

ARTICLE 7

SERVICES AND UTILITIES

7.1                               Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

7.1.1                     Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, as reasonably determined by Landlord, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturday during the period from 8:00 a.m. to 2:00 p.m. (the “Building Hours”), except for the date of observation of New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays as designated by Landlord (collectively, the “Holidays”).

7.1.2                     Subject to Tenant’s payment of Tenant’s Electricity Costs, Landlord shall provide adequate electrical power for normal general office use as determined by Landlord. Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall be responsible for the replacement of lamps, starters and ballasts for all non-Building-standard lighting fixtures within the Premises.

7.1.3                     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

7.1.4                     Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Landlord’s janitorial cleaning specifications are attached hereto as Exhibit G.

7.1.5                     Landlord shall provide nonexclusive automatic passenger elevator service at all times.

7.1.6                     Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

The cost of providing the foregoing services shall be included in Tenant’s Electricity Costs or Operating Expenses, as applicable.

7.2                               Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building-standard lights in the Premises, that may affect the temperature otherwise maintained by the air conditioning system or increase the need for water above that normally furnished to other offices in the Building by Landlord pursuant to the terms of Section 7.1 of this Lease. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 7.1 of this Lease, then Tenant shall pay to Landlord, within ten (10) days after billing and as additional rent, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment that is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption. In addition, Landlord may install devices to separately meter any increased use, and in such event Tenant shall pay, as additional rent, the increased cost directly to Landlord, within ten (10) days after demand. If Tenant desires to use HVAC during hours other than the Building Hours, Tenant shall give Landlord prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, and shall pay Landlord’s then current rate for after-hours HVAC usage.

7.3                               Interruption of Use. Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 7.

7.4                               Rental Abatement. Notwithstanding anything to the contrary in this Lease, if: (i) any utility service is interrupted or Tenant is otherwise prevented from using the Premises or any material portion thereof because of: (A) the negligent acts of Landlord, its employees, agents or contractors, (B) any construction, repair, maintenance or alteration performed by Landlord after the Commencement Date, (C) Landlord’s failure to perform any repair, maintenance or alteration required to be performed by Landlord under this Lease following the lapse of any reasonable notice and cure period with respect thereto, and/or (D) the presence of Hazardous Materials in, on, or around the Building caused by Landlord or Landlord’s agents, employees or contractors in violation of applicable Laws which poses a material health risk to occupants of the Premises (each such set of circumstances as set forth in such items (A) — (D) shall be referred to as an “Interruption Event”); (ii) Tenant notifies Landlord of such Interruption Event in writing (the “Interruption Notice”); (iii) such Interruption Event does not arise in whole or in part as a result of an act or omission of Tenant; (iv) such Interruption Event is not caused by a Casualty (in which event the provisions of Article 12 shall apply); (v) the repair or restoration of such utility service or the correction of such failure or problem outlined in items (A) — (D) is reasonably within the control of Landlord (or if such correction is not reasonably within the control of Landlord, Landlord actually receives rental interruption proceeds in connection with the applicable Interruption Event); and (vi) as a result of such Interruption Event, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business), then on the fifth (5th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such five (5) business day period based upon the percentage of the Premises so rendered untenantable, and such abatement shall continue until the date the Premises become tenantable again.

ARTICLE 8

REPAIRS

8.1                               Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 8.2 and 12.1 below, Tenant shall, at Tenant’s own expense, keep the non-structural elements of the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition and in compliance with all Laws at all times during the Lease Term, which repair obligations shall include the obligation to promptly and adequately repair all casualty and other damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to perform such maintenance, repairs or replacement, Landlord may, but need not, perform such maintenance, repairs and replacements, and Tenant shall pay Landlord the cost thereof plus an administrative fee of ten percent (10%) of the cost of such repairs and replacements. Tenant shall promptly notify Landlord or its representative of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electrical wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition that may cause injury or damage to the Building or any person or property therein.

8.2                               Landlord’s Repairs. Anything contained in Section 8.1 above to the contrary notwithstanding, and subject to Article 12 and Article 13 of this Lease, Landlord shall maintain and repair (including performing such replacements as are necessary) the Systems and Equipment, the structural portions of the Building, and the Common Area; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its Representatives or Visitors, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs plus an administrative fee of ten percent (10%) of the cost of such maintenance and repairs. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. The costs incurred by Landlord in performing its obligations under this Section 8.1 shall be included in Operating Expenses to the extent permitted by Article 4. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

ARTICLE 9

ADDITIONS AND ALTERATIONS

9.1                               Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations that may affect the structural components of the Building, the Systems and Equipment, or the exterior of the Building. Tenant shall pay for all costs and expenses of the Alterations. The construction of the Tenant Improvements shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 9. However, Tenant shall have the right, without Landlord’s consent, to make any Alteration that meets all of the following criteria (a “Cosmetic Alteration”): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work); (b) at least ten (10) Business Days prior to commencement of work with respect to such Alteration, Tenant provides Landlord with plans with respect thereto or, if the Alteration is of such a nature that formal plans will not be prepared for the work, notice thereof; (c) such Alteration does not affect the Building’s electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural components or any part of the Building other than the Premises; (d) the work does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workmanlike manner and in accordance with all Laws; and (3) the total costs of such Alterations, including architectural and engineering fees, if any, does not exceed One Hundred Eighty Thousand Dollars ($180,000.00) in the aggregate in any Calendar Year.

9.2                               Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable with respect to any work affecting the structural components of the Building or the Systems and Equipment (including designating specific contractors to perform such work and requiring Tenant to comply with the terms of the Project Stabilization Agreement for the Bay Area Headquarters Project, made and entered into the 14th day of June 2012 (the “Stabilization Agreement”), between Landlord, together with any prime contractor and subcontractors at all tiers, and the San Francisco Building & Construction Trades Council and its affiliated local unions who have executed the Stabilization Agreement). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable Laws and pursuant to a valid building permit, issued by the City and County of San Francisco. Landlord’s approval of the plans, specifications and working drawings for Tenant’s Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with Laws. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or the Common Area, and as not to obstruct the business of Landlord, other tenants or occupants of the Building, interfere with the labor force working at the Building, or disrupt labor relations at the Building. If Tenant makes any Alterations, Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require. In addition, Landlord may, in the event Tenant’s financial condition has materially deteriorated from its financial condition as of the Effective Date, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co-obligee); provided, however, that the foregoing bond/security requirement shall not be required in connection with: (I) Cosmetic Alterations or (II) the Tenant Improvements to be performed by Tenant pursuant to Exhibit B. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the City and County of San Francisco in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to Landlord or its facility operator a reproducible copy of the “as built” drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay to Landlord within thirty (30) days of written demand a construction supervision fee to reimburse Landlord for its administrative and managerial time and effort in an amount equal to the sum of: (A) five percent (5%) of the total hard costs of Alterations for the first Two Hundred Fifty Thousand Dollars ($250,000) in hard costs, and (B) an amount equal to three percent (3%) of the total hard costs of such Alterations in excess of Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that the foregoing construction supervision fee shall not be payable in connection with: (x) Cosmetic Alterations or (y) the Tenant Improvements to be performed by Tenant pursuant to Exhibit B.

9.3                               Landlord’s Property. All Alterations or fixtures (other than Trade Fixtures) that may be installed or placed in or about the Premises, from time to time, shall be and become the property of Landlord. Notwithstanding the foregoing, Landlord may require that Tenant remove any Alteration or fixture (including Trade Fixtures) upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and the Building caused by such removal. Landlord will notify Tenant at the time of consent whether Landlord requires Tenant to remove said Alterations. If Tenant fails to complete such removal or to repair any damage caused by the removal of any Alterations or fixtures (including Trade Fixtures) Landlord may do so and may charge the cost thereof to Tenant.

9.4                               Trade Fixtures. Subject to the terms of this Lease, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (“Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

ARTICLE 10

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice that it deems necessary for protection from such liens. Tenant shall not suffer or permit any lien of mechanics or materialmen or others to be placed against the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed within ten (10) business days of the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant together with interest at the Interest Rate from the date incurred by Landlord.

ARTICLE 11

INDEMNIFICATION AND INSURANCE

11.1                        Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever. Landlord and its officers, directors, officials, agents, property managers, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant, except to the extent caused by the gross negligence or willful misconduct of any Landlord Party.

11.1.1              Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, actions, liabilities, damages, costs, losses or expenses, including reasonable attorneys’ fees and costs incurred in defending against the same (“Claims”) incurred in connection with or arising from any cause: (i) in, on or about the Premises (including Tenant’s installation, placement and removal of Tenant Improvements, Alterations, fixtures or equipment in, on or about the Premises and the presence of Bicycles in, on or about the Building), (ii) any acts, omissions or negligence of Tenant, its contractor for the Tenant Improvements, its Representatives or Visitors, in, on or about the Premises and the Building; provided, however, that the terms of the foregoing indemnity shall not apply to the extent such Claim arises from the gross negligence or willful misconduct of Landlord or any Landlord Party. The provisions of this Section 11.1.1 shall survive the expiration or sooner termination of this Lease. Notwithstanding the foregoing, the Tenant’s indemnity set forth in this Section 11.1.1 with respect to claims by Landlord shall not include any lost profit, loss of business or other consequential damages unless such Landlord claims shall arise from the construction of the Tenant Improvements or Tenant’s holdover in any portion of the Premises beyond the Term of this Lease.

11.1.2              Landlord shall, except to the extent caused by the negligence or willful misconduct of Tenant, indemnify, defend, protect, and hold harmless Tenant from and against any Claims arising from Landlord’s gross negligence or willful misconduct. The indemnity set forth in this Section 11.1.2 shall survive termination or expiration of this Lease. Notwithstanding the foregoing, the Landlord’s indemnity set forth in this Section 11.1.2 with respect to claims by Tenant shall not include any lost profit, loss of business or other consequential damages.

11.2                        Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises.

If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

11.3                        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts, which amounts and coverages shall be subject to adjustment by Landlord from time to time (but not more than once every three (3) years) upon not less than ninety (90) days prior written notice to Tenant; so long as such amounts and coverages are consistent with the amounts and coverages required by Landlord of all of the other commercial tenants in the Building. The insurance requirements specified in this section shall cover Tenant’s own liability and the liability arising out of work or services performed under this Lease by any subconsultants, subcontractors, suppliers, temporary workers, independent contractors, leased employees, or any other persons, firms or corporations that Tenant authorizes to work under this Lease (hereinafter referred to as “Agents.”) Tenant shall, at its own expense, obtain and maintain in effect at all times during the life of this Lease the following types of insurance against claims, damages and losses due to injuries to persons or damage to property or other losses that may arise in connection with the performance of work under this Lease.

11.3.1              Tenant is also required to assess the risks associated with work to be performed by Agents and to include in every contract with an Agent the requirement that the Agent maintain adequate insurance coverage with appropriate limits and endorsements to cover such risks. To the extent that an Agent does not procure and maintain such insurance coverage, Tenant shall be responsible for said coverage and assume any and all costs and expenses that may be incurred in securing said coverage or in fulfilling Tenant’s indemnity obligation as to itself or any of its Agents in the absence of coverage. Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 11.1 of this Lease for limits of liability not less than:

Bodily Injury and	$2,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate

Personal & Advertising Injury Liability	$2,000,000 each occurrence
$2,000,000 annual aggregate

Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, and personal and advertising injury coverage;; (ii) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Building; (iii) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors; (iv) name Landlord, Landlord’s Property Manager, and any other party Landlord specifies, as an additional insured; (v) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (vi) contain a cross-liability endorsement, separation of insureds clause or severability of interest clause.

11.3.2              Physical Damage Insurance covering all Tenant Improvements, Alterations, Trade Fixtures, office furniture, office equipment, merchandise and all other items of personal property on the Premises installed or owned by Tenant. Such insurance shall be written on a “physical loss or damage” basis under a “special form” policy for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include theft, a vandalism and malicious mischief endorsement, sprinkler leakage coverage (to the extent such coverage is reasonably available) and earthquake sprinkler leakage coverage (to the extent such coverage is reasonably available). The proceeds from any such policies of insurance shall be used for the repair or replacement of the Tenant Improvements and Alterations prior to being applied to the repair or replacement of any Trade Fixtures, office furniture, office equipment, merchandise and any other items of personal property so insured. If the Lease is terminated, Landlord shall be paid an amount equal to the cost of repairing and replacing the Tenant Improvements and Alterations prior to any disbursement of any proceeds to Tenant. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance.

Landlord will have no obligation to carry insurance on the Tenant Improvements, or any Alterations, Trade Fixtures or personal property.

11.3.3              Workers’ compensation insurance with Statutory limits, and Employer’s Liability insurance with a limit of not less than $1,000,000 per employee and $1,000,000 per accident, and any and all other coverage of Tenant’s employees as may be required by applicable Laws.

11.3.4              Tenant shall carry business automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per accident and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

11.3.5              The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) specifically cover the liability assumed by Tenant under this Lease, including Tenant’s obligations under Section 11.1 of this Lease; and (ii) be issued by an insurance company having a rating of not less than “A-” in Best’s Insurance Guide or that is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; and Tenant must provide Landlord at least thirty (30) days’ prior written notice that said insurance will be canceled. Tenant shall deliver certificates to Landlord on or before the Delivery Date and at least five (5) days following the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such certificate, within such time periods, Landlord may, following notice to Tenant and Tenant’s failure to cure such failure within five (5) business days following receipt of such notice, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 21.1, procure such policies for the account of Tenant, and the cost thereof, plus an administrative charge of ten percent (10%) of such cost, shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

11.4                        Subrogation. Landlord and Tenant shall have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under policies of insurance for fire and all risk coverage, theft, fire legal liability, or other similar insurance

11.5                        Deductibles and Retentions. Tenant shall be responsible for payment of any deductible or retention on Tenant’s policies without right of contribution from Landlord. Deductible and retention provisions shall not contain any restrictions as to how or by whom the deductible or retention is paid. Any deductible or retention provision limiting payment to the Named Insured is unacceptable.

In the event that Landlord seeks coverage as an additional insured under any Tenant insurance policy that contains a deductible or self-insured retention, Tenant shall satisfy such deductible or self-insured retention to the extent of loss covered by such policy, for any lawsuit arising from or connected with any alleged act of Tenant, its Agents, or any of their employees, officers or directors, even if Tenant or its Agent is not a named defendant in the lawsuit.

11.6                        Claims Made Coverage. If any insurance specified above is written on a “Claims-Made” (rather than an “occurrence”) basis, then in addition to the coverage requirements above, Tenant shall:

11.6.1              Ensure that the Retroactive Date is shown on the policy, and such date must be before the date of this Lease or the beginning of any work under this Lease;

11.6.2              Maintain and provide evidence of similar insurance for at least three (3) years following Lease termination, including the requirement of adding all additional insureds; and

11.7                        If insurance is cancelled or non-renewed, and not replaced with another claims-made policy form with a Retroactive Date prior to the Commencement Date, Tenant shall purchase “extended reporting” coverage for a minimum of three (3) years after termination of this Lease.

ARTICLE 12

DAMAGE AND DESTRUCTION

12.1                        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (a “Casualty”). If the Premises or the Building shall be damaged by Casualty, Landlord shall use good faith efforts to deliver to Tenant within thirty (30) days after such Casualty a good faith estimate of the time needed to repair the damage caused by such Casualty. Following such Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 12, restore the base, shell, and core of the Premises and such Common Area. Such restoration shall be to substantially the same condition of the base, shell, and core of the Premises and Common Area prior to the Casualty, except for modifications required by zoning and building codes and other Laws or by the holder of a mortgage on the Building, or any other modifications to the Common Area deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Tenant shall be responsible for repairing any injury or damage to the Tenant Improvements and Alterations installed in the Premises by Tenant and shall return such Tenant Improvements and Alterations to substantially the same condition as prior to the Casualty, except for modifications required by zoning and building codes and other Laws and reasonably approved by Landlord. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and all repair work shall be performed in accordance with Article 9. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Area necessary to Tenant’s occupancy, Tenant shall be entitled to a proportionate abatement of Base Rent and Additional Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; except that if the damage to the Premises was the result of the negligence or willful misconduct of Tenant, Tenant’s Representatives or Visitors, such abatement shall be limited to the amount of insurance received by Landlord for the loss of rents (or if the Landlord elects to self-insure for such loss of rents the amount of insurance for the loss of rents that would have been available to Landlord if Landlord had not elected to self-insure for such coverage).

12.2                        Landlord’s Option to Repair. Notwithstanding the terms of Section 12.1 of this Lease, Landlord may elect not to rebuild or restore the Premises or any other portion of the Building and instead terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such Casualty, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within twelve (12) months following the issuance of building permits for each reconstruction; (ii) the holder of any mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt; (iii) the owners of the Agency Space condominiums elect not to restore the Building pursuant to the Declaration; or (iv) the damage or destruction occurs within one (1) year of the Expiration Date. Upon any such termination of this Lease pursuant to this Section 12.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except for any monetary obligations of Tenant that, by the terms of this Lease, survive the expiration or earlier termination of this Lease Term. Landlord may only exercise its right to terminate this Lease pursuant to the provisions of this Section 12.2 if Landlord has terminated all the leases of similarly affected tenants in the Building.

12.3                        Tenant Termination Right. If Landlord fails to complete repairs to the Premises within twelve (12) months of the date of the Casualty, then Tenant may (but shall not be obligated to) deliver written notice to Landlord at any time after such twelve (12) month period, and prior to Landlord’s substantial completion of such repairs, to the effect that Tenant intends to exercise its termination right under this Section 12.3 in the event that Landlord does not substantially complete repairs to the Premises within thirty (30) days of Landlord’s receipt of such notice. If Landlord fails to complete repairs to the Premises within such thirty (30) day period, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such thirty (30) day period and prior to Landlord’s substantial completion of such repairs. Upon any such termination of this Lease pursuant to this Section 12.3, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except for any monetary obligations of Tenant that, by the terms of this Lease, survive the expiration or earlier termination of this Lease.

12.4                        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Building, and any statute or regulation of the State of California, including Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Building.

ARTICLE 13

CONDEMNATION

13.1                        Permanent Taking. If the whole or any part of the Premises or the Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Landlord may only exercise its right to terminate this Lease pursuant to the provisions of this Section 13.1 if Landlord has terminated all the leases of similarly affected tenants in the Building. If any portion of Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and Trade Fixtures, and for moving expenses, so long as such claim does not diminish the award available to Landlord or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

13.2                        Temporary Taking. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of Rentable Square Feet of the Premises taken bears to the total Rentable Square Feet of the Premises. Landlord shall be entitled to receive the award made in connection with any such temporary taking to the extent required to compensate Landlord for any Base Rent or Additional Rent not payable by Tenant for such period, and any remaining award shall be payable to Tenant.

ARTICLE 14

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

15.1                        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber, or permit any lien to attach to, this Lease or all or any part of Tenant’s interest under this Lease.

15.2                        Landlord’s Consent. If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) the name and address of the proposed Transferee and a copy of all existing or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under Section 21.1 of this Lease. Landlord shall respond to Tenant’s request for consent to an assignment or subletting within thirty (30) days following Landlord’s receipt of same. Landlord’s failure to respond within such thirty (30) day period and following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN A DEEMED CONSENT BY LANDLORD TO A REQUEST FOR ASSIGNMENT OR SUBLETTING”) and Landlord’s failure to respond within five (5) business days after receipt of such second notice, shall be deemed Landlord’s consent to Tenant’s request for assignment or subletting. Notwithstanding the foregoing, Landlord agrees to use its best efforts to respond to Tenant’s request to consent to a proposed Transfer sooner than the afore-mentioned 30-day time period including, without limitation, requesting a special meeting of Landlord’s governing board.

15.2.1              Reasonable Grounds for Withholding Consent. Among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire Subject Space, (ii) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Subject Space, (iii) the proposed Transferee is an existing tenant in the Building and Landlord has comparable vacant space in the Building, (iv) the proposed Transfer would violate any “exclusive” rights of any tenants or other occupants of the Building, (v) Landlord or Landlord’s agent has shown space in the Building to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding four (4) months, or (vi) Landlord otherwise reasonably determines, exercising its commercially reasonable business judgment, that the proposed Transfer would have the effect of materially increasing the expenses associated with operating, maintaining and repairing the Building beyond any expenses that the original Tenant named hereunder is permitted to cause Landlord to incur with respect to the Building (whether subject to reimbursement by Tenant as an Operating Expenses or as a charge as an “Overstandard Tenant Use” pursuant to Section 7.2).

15.3                        Landlord’s Option as to Subject Space.

15.3.1              Termination Option. Notwithstanding anything to the contrary contained in this Article 15, if any Transfer Notice delivered to Landlord seeks Landlord’s approval to an Option Transfer (as defined herein), Landlord, in lieu of consenting to such Option Transfer, may elect to terminate all or a portion of the Lease in accordance with this Section 15.3. As used herein, the term “Option Transfer” shall mean a request by Tenant in any Transfer Notice for any of the following Transfers: (i) a Transfer of the entire Premises; (ii) a Transfer of 100% of the Suite 300 Premises for a period of more than three (3) years of the Lease Term (exclusive of any unexercised Extension Options) or for a term that would terminate in the final twelve (12) months of the Lease Term (as extended by any validly exercised Extension Option); or (iii) a Transfer of more than 50% of the Suite 400 Premises for a period of more than three (3) years of the Lease Term (exclusive of any unexercised Extension Options) or for a term that would terminate in the final twelve (12) months of the Lease Term (as extended by any validly exercised Extension Option). In the case of an Option Transfer for the entire Premises, the Landlord shall have the right to terminate this Lease in its entirety. In the case of an Option Transfer relating to less than the entire Premises, the Landlord shall have the right to terminate this Lease as it relates only to the Subject Space. In such event, this Lease will terminate (or the Subject Space will be removed from the Premises subject to this Lease and the Base Rent and Tenant’s Share under this Lease shall be proportionately reduced) on the date the Transfer was proposed to be effective in the Transfer Notice, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant in the Transfer Notice.

15.3.2              Preliminary Option Requests. Notwithstanding Section 15.3.1, in the event Tenant intends to solicit one or more parties in connection with a Transfer that would be an Option Transfer under Section 15.3.1, Tenant may obtain a determination by Landlord as to whether Landlord would exercise its termination rights granted under Section 15.3.1 with respect to an Option Transfer identified through such solicitation (a “Preliminary Option Request”). Any Preliminary Option Request delivered by Tenant hereunder shall be clearly identified as a Preliminary Option Request made pursuant to this Section 15.3 and shall include the following information: (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Preliminary Option Request, (ii) a description of the Subject Space, (iii) the length of the proposed term of such Transfer, and (iv) such other information as Landlord may reasonably request. Landlord shall have thirty (30) days following Landlord’s receipt of a Preliminary Option Request to advise Tenant, in writing, if Landlord intends or does not intend to exercise its termination rights with respect to the Option Transfer described in the Preliminary Option Request (a “Preliminary Transfer Proposal”). Landlord’s failure to respond within such thirty (30) day period and following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN A WAIVER OF LANDLORD’S TERMINATION RIGHTS GRANTED UNDER SECTION 15.3.1 OF THE LEASE WITH RESPECT TO THE TRANSFER CONTEMPLATED BY THE PRELIMINARY OPTION REQUEST”) and Landlord’s failure to respond within five (5) business days after receipt of such second notice shall be deemed a waiver by Landlord of all termination rights granted under Section 15.3.1 with respect to the Transfer contemplated by the Preliminary Option Request. If Landlord notifies Tenant that it will not exercise its termination rights with respect any Preliminary Transfer Proposal (a “Waiver of Termination Right”), such Waiver of Termination Right will be made in writing or shall be deemed to have been made in writing if Tenant has provided the notice above and Landlord has failed to respond in the time period set forth above (a “Waiver Notice”) and may be relied upon by Tenant with respect to the Preliminary Transfer Proposal so approved for a period of one hundred and eighty (180) days following the date of the Waiver Notice (the “Termination Abeyance Period”). Any Waiver of Termination Right granted by Landlord (or deemed to have been granted by Landlord) hereunder represents Landlord’s agreement not to terminate the Lease (or portion thereof) under the Option Transfer provisions of Section 15.3.1, only, and nothing provided for herein shall in any way affect any other right of the Landlord under this Article 15, including the right to approve all Transfers and Transferees provided herein. In the event that Tenant does not present Landlord with a request for consent to a proposed Transfer which is the subject of a Preliminary Option Request and subject to a Waiver of Termination Right within the Termination Abeyance Period provided for herein, the Waiver of Termination Right with respect to such Transfer shall expire and shall be of no further force and effect; provided, however, that Tenant shall again have the right to submit a Preliminary Option Request to Landlord in accordance with the terms of this Section 15.3.1.

15.4                        Excess Consideration. If Landlord consents to a proposed Transfer, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt by Tenant, fifty percent (50%) any consideration paid by the Transferee for the Transfer, including, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the Subject Space, net of Tenant’s reasonable leasing expenses, including commissions and legal fees, which amounts shall be amortized on a straight line basis, without interest, over the term of the sublease or remaining term of the Lease, as applicable.

15.5                        Effect of Transfer. Prior to the date on which any permitted Transfer becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

15.6                        Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises); provided, however, that in no event shall Tenant be responsible for reimbursing Landlord in excess of $1,500 but such limitation of fees shall only apply to the extent such assignment or subletting is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed assignment or subletting shall not be considered “in the ordinary course of business” if such assignment or subletting involves the review of documentation by Landlord at Tenant’s request on more than two (2) occasions with respect to the same assignment or subletting.

15.7                        Assignment of Sublease Rents. Subject to Section 15.4, Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease. Landlord, as assignee, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any default by Tenant).

15.8                        No Release Of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent or Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

15.9                        Permitted Transfer. Notwithstanding Section 15.1, Tenant may Transfer its interest in this Lease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord, subject to the provisions of this Section 15.9:

(1)                                 an affiliate of Tenant, i.e., any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant; or

(2)                                 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or

(2)                                 any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets or stocks.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use and Security Deposit. No later than five (5) business days prior to the effective date of any Permitted Transfer (provided, however, that if Tenant is prohibited by Law from providing such information to Landlord prior to the occurrence of such Permitted Transfer, Tenant shall provide such notice to Landlord promptly following the occurrence of same), Tenant agrees to furnish Landlord with (A) a copy of the instrument effecting such Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Article 15. For the purpose of this Lease, any sale or transfer of Tenant’s capital stock, redemption or issuance of any additional stock of any class or the trading of any of Tenant’s stock if Tenant is a publicly traded company shall not be deemed an assignment, subletting or any other transfer of this Lease or the Premises. Moreover, none of the following shall be deemed an assignment, subletting or any other transfer of this Lease or the Premises: (i) a sale of corporate shares of capital stock in Tenant in connection with an initial public offering of Tenant’s stock on a nationally-recognized stock exchange, or (ii) the issuance of any stock preferences or other equity interests of Tenant in connection with raising additional financing or capital.

ARTICLE 16

SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

16.1                        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

16.2                        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 16, quit and surrender possession of the Premises to Landlord in the same condition as when Tenant took possession and as thereafter improved, reasonable wear and tear and repairs that are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises (a) all Trade Fixtures and any other items of furniture, equipment, free-standing cabinet work, and other articles of personal property, (b) all debris and rubbish, (c) all cabling, and (d) such Tenant Improvements and Alterations that Landlord, in its sole and absolute discretion, requires to be removed; provided, however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing at the time of granting consent that the improvement or addition in question need not be removed. Tenant shall repair at its own expense all damage to the Premises and the Building resulting from such removal. If such removal is not completed before the expiration or termination of the Lease Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Lease Term through the end of the time reasonably required for such removal, plus an administrative fee equal to ten percent (10%) or the cost of removal and restoration of the Premises. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property.

ARTICLE 17

HOLDING OVER

No act or omission by Landlord, other than Landlord’s specific written consent, shall constitute permission for Tenant to continue in possession of the Premises. If Tenant holds over after the expiration of the Lease Term hereof, with the express written consent of Landlord (or if such consent is given or declared to have been given by a court judgment), such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease for the first month of such tenancy and thereafter at a monthly rate equal to two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 17 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 18

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Building (or any portion thereof), containing any information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee, including the Lease Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of this Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Building shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) business days after Landlord’s written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Building or any interest therein that are lost or made unavailable as a result, directly or indirectly, of Tenant’s failure or refusal to timely execute or deliver such estoppel certificate.

ARTICLE 19

FINANCIAL STATEMENTS

During any time that Tenant is in default hereunder, or if requested in connection with any sublease of the Premises proposed by Tenant (whether or not such sublease is a Permitted Transfer hereunder) or any sale or financing of the Building, or if requested by Landlord’s lender but not more than once per calendar year), within ten (10) business days after written request therefor, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s normal practice, audited by an independent certified public accountant), all then-available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser. In connection with the delivery of any such financial statements, Landlord shall execute a confidentiality agreement in the form attached hereto as Exhibit I.

ARTICLE 20

SUBORDINATION

Landlord represents and warrants that as of the date of this Lease, no Mortgage is secured by the Building. This Lease is subject and subordinate to the Declaration, all future ground or underlying leases of the Building and to the lien of any mortgages or trust deeds, hereafter in force against the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the landlords under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Notwithstanding the foregoing, the subordination of this Lease to future mortgages or trust deeds shall be subject to Tenant’s receipt of a non-disturbance agreement reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such mortgage or trust deed. In the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, Tenant shall attorn, without any deductions or set-offs whatsoever (unless otherwise permitted by the terms of this Lease), to the purchaser upon any such foreclosure sale, or to the landlord of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or landlord or if required to do so pursuant to any subordination, non-disturbance and attornment agreement executed by Tenant pursuant to this Article 20, and to recognize such purchaser or landlord as the landlord under this Lease. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to the Declaration or any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future Laws that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 21

TENANT’S DEFAULTS; LANDLORD’S REMEDIES

21.1                        Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

21.1.1              Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, within three (3) business days following Tenant’s receipt of Landlord’s written notice that the same is due; provided, however, Landlord shall not be obligated to provide written notice of monetary default more than one (1) time in any twelve-month period, and each subsequent monetary default shall be an Event of Default if not received within three (3) business days after the same is due; or

21.1.2              The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted; or

21.1.3              Any other failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion; or

21.1.4              Abandonment of the Premises by Tenant.

21.2                        Landlord’s Remedies Upon Default. Upon the occurrence of any such Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

21.2.1              Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy that it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)                                 The worth at the time of award of any unpaid rent that has been earned at the time of such termination; plus

(b)                                 The worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)                                  The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)                                 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom; and

(e)                                  At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Laws.

The term “rent” as used in this Section 21.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 21.2.1(a) and 21.2.1(b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.4 of this Lease. As used in Section 21.2.1(c) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

21.2.2              Landlord shall have the remedy described in California Civil Code Section 1951.4 (landlord may continue lease in effect after tenant’s breach and abandonment and recover rent as it becomes due, if tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

21.2.3              Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 21.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 21.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

21.3                        Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 21.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to applicable Laws, including reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 21.3 shall survive the expiration or sooner termination of the Lease Term.

21.4                        Subtenants of Tenant. In the event Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 21, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole and absolute discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

21.5                        Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

21.6                        Efforts to Relet. For the purposes of this Article 21, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts that may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon no less than twenty-four (24) hours’ prior written notice to Tenant to enter the Premises: (i) to inspect them; (ii) to post notices of nonresponsibility; (iii) to alter, improve or repair the Premises or the Building; (iv) for alterations, repairs or improvements to the Common Area; (v) to show the Premises to prospective brokers, agents, buyers, transferees or mortgagees; (vi) during the last twelve (12) months of the Term, to show the Premises to prospective tenants, (vii) to perform or observe Landlord’s obligations under the Declaration; or (viii) as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby except to the extent caused by the willful misconduct of any Landlord Parties; provided, however that in exercising its rights hereunder, Landlord shall not unreasonably interfere with Tenant’s access to, use of or occupancy of the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults and safes. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

TENANT’S TAXES

A possessory interest subject to property taxation may be created by this Lease. Tenant shall pay (or shall cause such other party with the right to use the Premises to pay) any and all possessory interest taxes levied upon Tenant’s interest in the Premises pursuant to an assessment made by the Assessor of the City and County of San Francisco. Tenant shall receive a rental credit in each year it actually pays such possessory interest tax in an amount equal to (i) if Tenant occupied the Premises for the entire Base Year, the possessory interest taxes paid by Tenant with respect to the Base Year or (ii) if Tenant did not occupy the Premises for the entire Base Year, the possessory interest taxes Tenant would have paid with respect to the Base Year had Tenant occupied the Premises for the entire Base Year, in each case excluding any portion of the possessory interest taxes attributable to value placed on Tenant’s personal property, Trade Fixtures or Alterations.

“Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s possessory interest, personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Building, and (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (“Rental Tax”). Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory written evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord’s payment to the date of Tenant’s reimbursement.

ARTICLE 24

CONSENTS AND APPROVALS

24.1                        Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

24.2                        No Liability Imposed on Landlord. The review or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Attachments hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Building, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

ARTICLE 25

MISCELLANEOUS PROVISIONS

25.1                        Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

25.2                        Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 15 of this Lease.

25.3                        No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

25.4                        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Building or in this Lease. In the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security. Such an assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

25.5                        Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act that can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

25.6                        Tenant’s Signs and Window Coverings. Tenant shall be entitled to: (i) one (1) identification sign on or near the entry doors of the Premises for each floor of the Premises, (ii) a listing in each of the Premises’ floor-level elevator lobby directories, (iii) a listing in the ground floor lobby directory for the Building, (iv) identification signage near the ground floor elevators in the lobby of the Building as further described in Exhibit F, and (v) meaningful identity signage on a new floor mounted monument sign to be located in the interior Building lobby as further described in the attached Exhibit F. The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval, in its sole and absolute discretion provided however Landlord would not be permitted to reduce or eliminate any of the signage outlined above without Tenant’s written approval. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building or the Common Area. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or the Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

25.7                        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant. Neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.8                        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole and absolute discretion, may elect.

25.9                        Time of Essence. Time is of the essence of this Lease and each of its provisions.

25.10                 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by applicable Laws.

25.11                 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord that is not set forth herein or in one or more of the Exhibits attached hereto.

25.12                 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Laws to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount that is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

25.13                 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease, including all exhibits attached hereto, supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

25.14                 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

25.15                 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Any party claiming delays due to Force Majeure shall promptly notify the other party hereto of the nature and length of the delay.

25.16                 Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified mail, postage prepaid, return receipt requested, FedEx next business day delivery or delivered personally (i) to

Tenant at the Address of Tenant, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the Address of Landlord, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is delivered as provided in this Section 25.16. If a Notice cannot be delivered due to a failure to give a notice address at which delivery can be made between 9:00 a.m. and 5:00 p.m. on business days or because of a refusal to accept delivery, such Notice shall be deemed given on the date delivery is first attempted. If Tenant is notified of the identity and address of Landlord’s mortgagee, Tenant shall give to such mortgagee written notice of any default by Landlord under the terms of this Lease by certified mail, and such mortgagee shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

25.17                 Authority. Tenant confirms that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

25.18                 Dispute Resolution. Except as otherwise set forth below, any dispute between Landlord and Tenant arising under or relating to the Lease, shall be resolved through arbitration in accordance with the Comprehensive Arbitration Rules and Procedures of Judicial Arbitration and Mediation Services (“JAMS”), as amended from time to time. The arbitration shall take place in San Francisco, California. Notwithstanding any JAMS rules to the contrary, the arbitration shall be conducted by a single arbitrator. The arbitrator shall not have the power, jurisdiction or authority to commit errors of law. The arbitrator’s decision will be final and binding, will not be subject to appeal, and may be entered as a final judgment in any court of competent jurisdiction; provided, however, that the decision may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 or 1286.6, including on the grounds that the arbitrator exceeded his or her authority by committing an error of law. All arbitration proceedings shall be confidential, and neither the parties nor the arbitrator may disclose the content or results of any arbitration hereunder without the written consent of all parties to the dispute, except as necessary to confirm or vacate the arbitrator’s award. Notwithstanding anything contained in this Section 25.18, either Landlord or Tenant shall be entitled to (A) commence legal proceedings seeking any injunctive or other provisional relief as may be necessary to define or protect the rights and enforce the obligations contained in the Lease pending the resolution of a dispute in accordance with the arbitration procedures set forth in this Section 25.18, or (B) join any arbitration proceeding arising out of this Lease with any other arbitration proceeding arising out of this Lease. This Section 25.18 shall not apply to: (a) any unlawful detainer action, (b) action for indemnity; or (c) any action for bodily injury or wrongful death.

WE HAVE READ AND UNDERSTAND THE FOREGOING SECTION AND AGREE TO SUBMIT THE DISPUTES DESCRIBED ABOVE TO ARBITRATION UNDER THE DESCRIBED PROCEDURES.

ABF	LK
Landlord	Tenant

25.19                 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

25.20                 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the Brokers, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party shall indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers. Landlord shall pay Brokers per separate agreement.

25.21                 Attorneys’ Fees. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an “actual pecuniary loss” within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be “obligations of the debtor” as that phrase is used in Bankruptcy Code Section 365(d)(3).

25.22                 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant hereby expressly waives the benefit of any statute to the contrary. If Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

25.23                 Building Name, Address and Signage. Landlord shall have the right at any time to change the name and address of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord’s sole and absolute discretion, desire.

25.24                 Reserved.

25.25                 Interpretation. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The term “business day” means Monday through Friday, excluding Holidays.

25.26                 Joint and Several Liability. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several.

25.27                 Recordation. Neither Landlord nor Tenant shall record this Lease.

25.28                 Certified Access Specialist Inspection. Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that neither the Building nor the Premises have been inspected by a Certified Access Specialist.

25.29                 Energy Use Disclosure Cooperation. Within thirty (30) days after Landlord’s written request, Tenant agrees to deliver to Landlord such information and/or documents as Landlord requires for Landlord to comply with California Public Resources Code Section 25402.10, or successor statute(s), and California Energy Commission adopted regulations set forth in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Sections 1680-1685, and successor and related California Code of Regulations, relating to commercial building energy ratings.

ARTICLE 26

EXTENSION OPTION

Provided that: (i) Twilio Inc. (or a Permitted Transferee) has not assigned all or a portion of this Lease and (ii) not more than twenty-five percent (25%) of the Premises is then subject to a sublease (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee), and (iii) Tenant is not in default under this Lease at the time of exercise of the Extension Option (as defined below) or at any time thereafter until the beginning of any such extension of the Term, and subject to the prior approval of Landlord, which may be withheld in Landlord’s sole discretion but only in the event Landlord or another owner of Agency Space intends to occupy the Premises upon expiration of the Lease Term, Tenant shall have two (2) options (each, an “Extension Option”) to extend the Lease Term for an additional period of thirty-six (36) months (each, an “Extension Period”) commencing on the expiration of the then-current Lease Term, by giving written notice to Landlord of the exercise of the Extension Option at least nine (9) months, but no more than twelve (12) months, prior to the expiration of the Lease Term, as extended. The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises then leased by Tenant pursuant to this Lease. Upon such exercise and approval by Landlord, the term of the Lease shall automatically be extended for the applicable Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The Extension Option shall terminate if not exercised precisely in the manner provided herein. The extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (ii) Base Rent for the Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

26.1                        “Fair Market Base Rental” shall mean the “fair market” Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), the value of market concessions (including the value of construction, renovation, moving and other allowances or rent credits), the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, and brokerage commissions, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

26.2                        Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If, as of the date eight (8) months prior to the commencement of the subject Extension Period, Landlord and Tenant have not agreed upon Fair Market Base Rental, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of research and development space in the general vicinity of the Property. If Landlord and Tenant are unable to agree upon a broker prior to the date seven (7) months prior to the commencement of the Extension Period, either party at any time thereafter may initiate procedures to have a broker appointed in accordance with the rules and procedures of the American Arbitration Association. Landlord shall submit Landlord’s determination of Fair Market Base Rental and Tenant shall submit Tenant’s determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). If either Landlord or Tenant fails to propose a Fair Market Base Rental, then the Fair Market Base Rental for the Extension Period proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Fair Market Base Rental shall be the average of the two. Otherwise, the broker shall select either Landlord’s or Tenant’s determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant’s determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker’s cost and fees. If Landlord’s determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker’s cost and fees.

26.3                        In the event the Fair Market Base Rental for the Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for the Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

26.4                        The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by the Extension Period (if the Extension Option is exercised), is referred to in this Lease as the “Term.”

ARTICLE 27

RIGHT OF FIRST OFFER

27.1                        Provided that (i) Twilio Inc. or a Permitted Transferee of Twilio Inc. has not assigned all or a portion of this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee other than a Permitted Transferee); (ii) the Premises is fully occupied and utilized by Twilio Inc. or a Permitted Transferee; and (iii) neither Tenant nor any Permitted Transferee is in default under this Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, and subject to any and all rights of other tenants of the Building with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights) existing as of the date of this Lease, Twilio Inc. or a Permitted Transferee of Twilio Inc. shall have a one-time right of first offer to lease the following space in the Building: premises on the second, third or fifth floor of the Building that are not needed for use by public agencies or by agency-designated tenants (the “ROFO Space”).

27.2                        Such right of first offer (i) may only be exercised with respect to vacant space or space that has been previously leased and as to which an existing tenant of the Building has elected not to extend its lease or release such space, (ii) may only be exercised with respect to space that Landlord intends to offer for lease to prospective tenants that are neither public agencies nor agency-designated tenants, (iii) may only be exercised with respect to all of the space being offered by Landlord, (iv) may only be exercised for occupancy by Twilio Inc. or an existing Permitted Transferee and (v) may only be exercised for a lease term that is coterminous with the then-current Lease Term; provided, however, that the lease term for such ROFO Space shall not be less than thirty-six (36) months, regardless of the remaining length of the Lease Term. If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Landlord’s offer notice shall include the rent to be paid for the ROFO Space, the date on which the ROFO Space shall be included in the Premises and any tenant improvement allowance (the “Offer Notice”). Tenant shall have fifteen (15) business days following receipt of Landlord’s Offer Notice with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord’s terms for the lease of such space. If Tenant exercises such right of first offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord’s Offer Notice, and, subject to Landlord’s receipt of the approval of its governing board of such terms and conditions, the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant’s right of first offer within such fifteen (15) business day period, Landlord may thereafter lease such space to other prospective tenants; provided, however, that if Landlord proposes to lease such space at an effective rent that is less than ninety percent (90%) of the effective rent proposed to Tenant in Landlord’s Offer Notice, or upon other terms which are substantially more favorable to the prospective tenant, then Landlord shall first re-offer such space to Tenant at such lower rent and/or more favorable terms in accordance with the provisions of this paragraph.

27.3                        If Tenant does not lease the ROFO Space from Landlord when it is first offered to Tenant by Landlord or when it is re-offered to Tenant because the economic terms first offered to Tenant have materially changed, as described in the last sentence of Section 27.2 above, then this right of first offer shall terminate and Tenant shall have no further rights to lease any of the ROFO Space.

[Signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

“Landlord:”	BAY AREA HEADQUARTERS AUTHORITY

	By:	/s/ Andrew B. Fremier	for
	Name:	Steve Heminger
	Title:	Executive Director

	By:	/s/ Brian Mayhew
	Name:	Brian Mayhew
	Title:	Treasurer - Auditor

Approved as to form:

/s/ Adrienne D. Weil
General Counsel

“Tenant:”	TWILIO INC.,
a Delaware corporation
SD
	By:	/s/ Lee Kirkpatrick
	Name:	Lee Kirkpatrick
	Title:	Chief Financial Officer

[Parties are to initial Section 25.18 as well]

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES1

1 Floor plan does not show internal walls or actual partitions with the Premises.

RINCON PLACE
BEALE STREET
TENANT SPACE
MAIN STREET
HARRISON STREET
A
B
C
D
E
F
G
H
J
K
L
1
2
3
4
5
6
7
8
9
10
11
12
13

LEVEL 04 - TENANT SPACE

375 Beale Street, San Francisco, CA

RINCON PLACE
BEALE STREET
MAIN STREET
HARRISON STREET
TENANT SPACE
A
B
C
D
E
F
G
H
J
K
L
1
2
3
4
5
6
7
8
9
10
11
12
13

LEVEL 03 - TENANT SPACE

375 Beale Street, San Francisco, CA

EXHIBIT A-1

AGENCY SPACE

The Agency Space comprises the 8th, 7th and 6th floors of the Building in their entirety, as well as a portion of the 5th floor of the Building, a portion of the 2nd floor of the Building and a portion of the 1st floor of the Building, as approximately delineated on the floor plans below. The Agency Space totals approximately 209,695 rentable square feet, as may be adjusted and remeasured from time to time.

[See attached floor plans for Floors 1, 2 and 5]

1st Floor

AGENCY OCCUPANT
AGENCY OCCUPANT
AGENCY OCCUPANT
BEALE STREET
MAIN STREET
HARRISON STREET

2ND FLOOR

AGENCY OCCUPANT
BEALE STREET
MAIN STREET
HARRISON STREET

5TH FLOOR

AGENCY OCCUPANT
BEALE STREET
MAIN STREET
HARRISON STREET

EXHIBIT A-2

COMMERCIAL SPACE

The Commercial Space comprises all portions of the Building other than the Agency Space described in Exhibit A-1. The Commercial Space totals approximately 181,172 rentable square feet, as may be adjusted and remeasured from time to time. As of the date of this Exhibit A-2, Tenant’s Share is therefore fifty and sixty-eight hundredths percent (50.68%) with respect to the Commercial Space.

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter (“Tenant Work Letter”) sets forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to “the Lease” shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B. All terms used herein and not otherwise defined herein shall have the meanings given them in the Lease.

ARTICLE 1

ACCEPTANCE OF THE PREMISES

The base, shell, and core (i) of the Premises and (ii) of the floors of the Building on which the Premises are located (collectively, the “Base, Shell, and Core”) have previously been constructed and are being renovated by Landlord, at Landlord’s sole cost and expense, in accordance with the “cold shell” plans and specifications attached hereto as Attachment 1 (the “Base Building Improvements”) and with respect to the Suite 300 Premises only, the additional improvements described on Attachment 2 attached hereto (the “Warm Shell Improvements”), and, subject to any punchlist items, Tenant shall accept the Base, Shell and Core in its “As-Is” condition existing as of the Delivery Date so long as same were performed: (x) in compliance with applicable Laws, and (y) in a good and workmanlike manner. Subject to the preceding sentence, Tenant has inspected and examined the Premises, is thoroughly familiar with the Premises and has elected to lease the Premises as provided in the Lease on a strictly “AS IS” and “WHERE IS” basis. Except as provided in this Article 1, Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant. All Tenant Improvements shall be the responsibility of Tenant in accordance with the provisions of this Tenant Work Letter. Landlord shall provide Tenant with no less than ten (10) business days’ notice prior to the date of Substantial Completion of the Base Building Improvements and with respect to the Suite 300 Premises, the Warm Shell Improvements.

ARTICLE 2

POSSESSION

Landlord shall deliver possession to Tenant of the Premises on the Delivery Date, provided that Tenant has delivered to Landlord proof of insurance and meeting any other requirements set forth herein to be performed by Tenant prior to obtaining possession of the Premises. Neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from any delay in Tenant’s contractor’s completion of its construction obligations with respect to the Tenant Improvements.

2.1                               Contractors. Tenant shall select one of Landlord’s preapproved contractors for the construction and installation of the Tenant Improvements (which contractors are currently: (i) BCCI Builders, (ii) Skyline Construction, or (iii) NOVO Construction, but are subject to change at Landlord’s sole discretion). The contractor selected shall be referred to herein as “Contractor”. Tenant’s Construction Representative is the individual authorized to act as Tenant’s representative with respect to all approvals, directions and authorizations pursuant to this Tenant Work Letter. Tenant shall comply with any requirements Landlord imposes regarding subcontractors, including any requirements that certain work be performed by designated subcontractors (e.g., life safety work).

2.2                               Plans. Promptly after the Effective Date, Tenant, at Tenant’s sole cost and expense, but subject to reimbursement pursuant to Section 3.5 below, shall cause the Architect to prepare initial conceptual space plans for the Tenant Improvements based on the approved Conceptual Plan (the “Initial Space Plan”) and deliver the Initial Space Plan to Tenant and to Landlord. Landlord and Tenant shall each respond to the Initial Space Plan within ten (10) days after receipt thereof, specifying any changes or modifications each desires in the Initial Space Plan. Tenant shall then cause the Architect to revise the Initial Space Plan and resubmit it to Tenant and Landlord for their approval. Landlord and Tenant shall approve or disapprove the same within ten (10) days after receipt. The revised Initial Space Plan, as approved by Tenant and Landlord, is hereinafter referred to as the “Space Plan.” Tenant’s initial conceptual space plan for the Tenant Improvements (the “Conceptual Plan”) is attached hereto as Attachment 3. Landlord hereby approves the Conceptual Plan.

Exhibit B-1

2.3                               Construction Documents. Within one hundred fifty (150) days after the execution of this Lease by Landlord and Tenant, Tenant shall cause the Architect to prepare and deliver to Tenant and to Landlord detailed plans and specifications, including construction means and methods, based on the Space Plan, sufficient to permit the construction of the Tenant Improvements by the Contractor (“Construction Documents”). All Construction Documents shall be sufficient to secure all required approvals from governmental authorities and otherwise subject to Landlord’s reasonable approval. Tenant shall cause the Contractor to provide Tenant and Landlord with a cost estimate for the Tenant Improvements shown in the Construction Documents. Landlord and Tenant shall each respond to the Construction Documents and cost estimate within ten (10) business days after receipt thereof, specifying any changes or modifications each desires in the Construction Documents. Tenant shall then cause the Architect to revise the Construction Documents and resubmit them to Tenant and Landlord for their approval and shall cause the Contractor to provide Tenant and Landlord with a revised cost estimate. Landlord and Tenant shall approve or disapprove the same within ten (10) business days after receipt. Landlord’s failure to respond within such ten (10) business day period shall be deemed Landlord’s disapproval of the Construction Documents; provided, however, that after the expiration of such ten (10) business day period, Tenant may send Landlord written notice of the expiration of such ten (10) business day period with a second request for Landlord to so approve of the Construction Documents, in which case, Landlord shall be deemed to have approved of the Construction Documents if Landlord does not approve or disapprove of the Construction Documents within five (5) business days after receipt of such written notice from Tenant. If Landlord disapproves any draft of the Construction Documents, Landlord’s disapproval shall indicate the reasonable reasons for such disapproval and Tenant shall resubmit the Construction Documents with the modifications required by Landlord. This process shall continue until the Construction Documents are approved by Landlord; provided, however, that the Commencement Date shall be delayed by the number of Landlord Delay Days. For this purpose: a “Landlord Delay Day” means each day following the expiration of any 10-business day review period (or any other time period set forth in this Exhibit B for Landlord to act, excluding time periods relating to Landlord’s payment of the Tenant Improvement Allowance and the Architect allowance) that Landlord does not respond to a plan submittal or other request from Tenant. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the “Final Construction Documents” and “Final Cost Estimate” respectively.

2.4                               Permits. Tenant will obtain, comply with and keep in effect all consents, permits and approvals required by any governmental bodies (collectively, “Permits”) that relate to or are necessary for the lawful construction of the Tenant Improvements. Tenant shall comply with all existing and future Laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Building or Tenant Improvements, and with all recorded restrictions affecting the Building; provided, however, that Landlord shall deliver the Premises in compliance with ADA and if Tenant is unable to obtain permits because of any failure of Landlord’s Work to comply with applicable Laws (including ADA), then Landlord shall promptly remedy such non-compliant item. Prior to applying for any of the Permits, Tenant shall provide Landlord with the opportunity to review and approve of any Permit application which Tenant intends to file. Tenant shall further provide Landlord with copies of all Permits required for construction of the Tenant Improvements immediately upon Tenant’s receipt of same.

2.5                               Construction Contract and Construction.

2.5.1                     Construction Contract. Tenant shall ensure that the contract between Tenant and the Contractor for construction of the Tenant Improvements shall provide: (i) that the Tenant Improvements shall be performed in accordance with the Stabilization Agreement and all applicable Laws, and (ii) that the Contractor will obtain and maintain the insurance coverages described in Article 10 of this Exhibit B.

2.5.2                     Construction. The Tenant Improvements shall be deemed to be “Substantially Completed” when they have been completed in accordance with the Final Construction Documents (as modified by any Changes (as defined in Section 3.3, below) approved by Landlord), except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list.” (The definition of Substantially Completed shall also define the terms “Substantial Completion” and “Substantially Complete.”) The Tenant Improvements shall be made and performed in a safe and workmanlike manner, using only first-class materials, in compliance with the Building standard specifications for interior tenant improvements developed by Landlord for the Building, in accordance with the Construction Documents and the terms of this Lease and any other requirements imposed by Landlord. Upon Substantial Completion of the Tenant

Exhibit B-2

Improvements (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a “punch list” of agreed items of construction remaining to be completed. Tenant shall cause the Contractor to complete the items set forth in the punch list as soon as reasonably possible.

ARTICLE 3

TENANT IMPROVEMENT ALLOWANCE

Landlord shall reimburse Tenant up to the amount of the Tenant Improvement Allowance toward the total cost of the design (including preparation of the Space Plan and Construction Documents), permitting, engineering, construction and installation of Tenant Improvements made in accordance with this Tenant Work Letter and the Reimbursable Costs (as defined below) (collectively, the “Total Cost”). The balance of the Total Cost, if any, (collectively, the “Additional Cost”) shall be paid by Tenant. The Final Cost Estimate shall not limit Tenant’s obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not the Total Cost exceeds the Final Cost Estimate. For purposes of this Tenant Work Letter, “Reimbursable Costs” means (i) a Landlord supervision and coordination fee in an amount equal to two percent (2%) of the hard costs of construction and installation of Tenant Improvements plus (ii) all of Landlord’s actual out-of-pocket costs related to its supervision and coordination of Tenant Improvements work for, provided that Landlord gave Tenant notice of such out-of-pocket costs prior to the incurrence thereof.

3.1                               Disbursement of Tenant Improvement Allowance. Landlord shall disburse the Tenant Improvement Allowance to Tenant in three (3) disbursements as follows:

3.1.1                     The first disbursement shall be made when the Tenant Improvements are approximately thirty-five percent (35%) completed. Tenant may request the first disbursement by preparing and delivering to Landlord a written request for the first disbursement (the “First Allowance Request”) which shall include a statement of the actual cost of constructing the portion of the Tenant Improvements that have been completed, together with supporting statements and invoices from the Contractor, subcontractors, architects and engineers, and appropriate mechanics’ lien waivers, releases and such other documentation as Landlord may reasonably require to confirm the percentage completion of the Tenant Improvements in connection with the First Allowance Request. Landlord shall have ten (10) business days following its receipt of the First Allowance Request to notify Tenant of any deficiencies or additional information needed by Landlord to approve the First Allowance Request. Upon Landlord’s approval of the Initial Allowance Request, Landlord shall pay up to thirty-five percent (35%) of the Tenant Improvement Allowance, less a holdback equal to ten percent (10%) of the total first disbursement, to the Contractor or to the individual subcontractors, suppliers, and design professionals, as appropriate and as reasonably determined by Landlord in consultation with Tenant. Landlord shall have thirty (30) days following its receipt of the Initial Allowance Request and any additional information requested from Tenant in connection therewith to make the distributions provided in this Section 3.1.1. Failure of Landlord to make the distributions to Tenant within such period shall entitle Tenant to the offset rights set forth in Section 3.6, below.

3.1.2                     The second disbursement shall be made when the Tenant Improvements are approximately seventy percent (70%) completed. Tenant may request the second disbursement by preparing and delivering to Landlord a written request for the second disbursement (the “Second Allowance Request”) which shall include a statement of the actual cost of constructing the portion of the Tenant Improvements that have been completed, together with supporting statements and invoices from the Contractor, subcontractors, architects and engineers, and appropriate mechanics’ lien waivers, releases and such other documentation as Landlord may reasonably require to confirm the percentage completion of the Tenant Improvements in connection with the Second Allowance Request. Landlord shall have ten (10) business days following its receipt of the Second Allowance Request to notify Tenant of any deficiencies or additional information needed by Landlord to approve the Second Allowance Request. Upon Landlord’s approval of all such documentation, Landlord shall pay up to the sum of (i) the remaining undisbursed balance, if any, of the thirty-five percent (35%) of the Tenant Improvement Allowance, less a ten percent (10%) holdback, available for the first disbursement under Section 3.1.1, and (ii) thirty-five percent (35%) of the Tenant Improvement Allowance, less a holdback equal to ten percent (10%) of the total second disbursement, to the Contractor or to the individual subcontractors, suppliers, and design professionals, as appropriate and as reasonably determined by Landlord in consultation with Tenant. Landlord shall have thirty

Exhibit B-3

(30) days following its receipt of the Initial Allowance Request and any additional information requested from Tenant in connection therewith to make the distributions provided in this Section 3.1.2. Failure of Landlord to make the distributions to Tenant within such period shall entitle Tenant to the offset rights set forth in Section 3.6, below.

3.1.3                     The third disbursement shall be made after the Tenant Improvements have been substantially completed, including all punch list items, as reasonably determined by Landlord, and certificates of occupancy have been issued with respect to the entire Premises. Tenant may request the third distribution by preparing and delivering to Landlord a statement of the Total Cost, reflecting all payments previously made by Landlord and Tenant (the “Final Statement”), together with supporting statements and invoices from the Contractor, subcontractors, architects and engineers, and appropriate conditional lien waivers, releases and such other documentation as Landlord may reasonably require to confirm substantial completion of the Tenant Improvements. In the event the Total Cost exceeds the Tenant Improvement Allowance, Tenant shall pay, prior to submission of the Final Statement to Landlord, all Additional Costs (other than Additional Costs that are Reimbursable Costs, which Tenant shall pay directly to Landlord) directly to the Contractor or to the individual subcontractors, suppliers, and design professionals, as appropriate and as approved by Landlord. Accordingly, Landlord shall have no obligation to pay any amount of the Final Statement if the balance reflected on the Final Statement exceeds the remaining balance of the Tenant Improvement Allowance until such time as Tenant has paid such balance. Within thirty (30) days of Landlord’s approval of all of such documentation, Landlord shall pay up to the amount equal to the balance of the Tenant Improvement Allowance for the Tenant Improvements to the Contractor, the individual subcontractors, suppliers, design professionals or Tenant, as appropriate and as reasonably determined by Landlord in consultation with Tenant. Upon Landlord’s payment of such amount, Tenant shall obtain and deliver to Landlord a release and waiver of lien executed by Contractor and each individual subcontractor and materialman with respect to the Tenant Improvements. To the extent the Total Cost is less than the Tenant Improvement Allowance, the balance of the Tenant Improvement Allowance shall be deemed forfeited. Failure of Landlord to make the final distribution to Tenant within the time required under this Section 3.1.3 shall entitle Tenant to the offset rights set forth in Section 3.6, below.

3.2                               Use of Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used solely for the above fees and costs and for space planning, design, permitting, engineering and construction of real property improvements to the Premises. Without limiting the generality of the foregoing, the Tenant Improvement Allowance shall not be used to pay for Tenant’s furniture, fixtures, equipment or moving expenses.

3.3                               Changes. Tenant, at its sole cost and expense, shall make all changes to the Final Construction Documents that are required by applicable Laws. If Tenant desires any material change, addition or alteration in or to any Final Construction Documents, including those required by applicable Law (each a “Change”), Tenant shall cause the Architect to prepare additional Plans implementing such Change. As soon as practicable after the completion of such additional Construction Documents, Contractor shall notify Tenant and Landlord of the estimated cost of the Change. Within five (5) Business Days after receipt of such cost estimate, Landlord and Tenant shall each notify Contractor and each other in writing whether Landlord and Tenant approve the Change; provided, however that Landlord shall not unreasonably withhold its approval for any requested Change. If Landlord and Tenant approve the Change, Contractor shall proceed with the Change and Tenant shall be liable for any Additional Cost resulting from the Change. If Landlord or Tenant fails to approve the Change within such five (5) Business Day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

3.4                               Delays. Tenant shall be responsible for, and Landlord shall have no responsibility for, any and all costs and expenses incurred by Tenant in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of the Tenant Improvements, including any delay or increased cost related to Tenant’s compliance with Landlord’s construction work rules requiring that noisy or disruptive construction work be limited to particular days of the week or hours of the day.

3.5                               Architect Allowance. In addition to the Tenant Improvement Allowance, Landlord shall reimburse Tenant up to ten cents ($0.10) per Rentable Square Foot for Tenant’s actual costs of having the Architect prepare the Initial Space Plan, which reimbursement will be made within thirty (30) days after approval of the Space Plan by Landlord and Tenant pursuant to Section 2.2 above.

Exhibit B-4

3.6                               Offset. If Landlord fails to pay any portion of the Tenant Improvement Allowance to Tenant within the express timeframes provided in Section 3.1 and for which Tenant had submitted all necessary documentation to Landlord’s reasonable satisfaction, then Tenant shall have the right to provide Landlord with a written request for disbursement of the portion of the Tenant Improvement Allowance (a “Delinquent Allowance Request”) that contains the following statement in bold and capital letters: “THIS IS A DELINQUENT ALLOWANCE REQUEST FOR DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE TO TENANT PURSUANT TO THE PROVISIONS OF THE WORK LETTER ATTACHED TO THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD IS HEREBY ON NOTICE THAT TENANT HAS THE RIGHT TO OFFSET THE AMOUNT OF SUCH PAYMENT AGAINST THE BASE RENT NEXT DUE UNDER THE LEASE NOT TO EXCEED 50% OF THE MONTHLY BASE RENT THEN DUE UNDER THE LEASE.” If Landlord fails to respond to such Delinquent Allowance Request within ten (10) business days after receipt by Landlord and/or fails to pay the outstanding Allowance to Tenant within such ten (10) business day period, then Tenant shall be entitled to offset the amount of such requested disbursement against Base Rent next due hereunder until fully recouped, provided, however, that such offset shall not exceed the amount of fifty percent (50%) of the amount of Base Rent then due hereunder (on a monthly basis).

ARTICLE 4

RENT

Tenant acknowledges and agrees that notwithstanding the fact that the construction of the Tenant Improvements will take place during the Term and shall significantly interfere with Tenant’s use of the Premises during such time, Tenant shall not be deemed to have been constructively evicted from the Premises on account of such construction, and Tenant shall not be relieved of any of its obligations under the Lease, including the obligation to pay Rent, during the construction of the Tenant Improvements; provided, however, that in all events Tenant’s obligation to pay Rent shall not commence until the Commencement Date.

ARTICLE 5

PERFORMANCE OF WORK

All construction work shall be performed in compliance with applicable Laws and in a good and workmanlike manner in accordance with Landlord’s construction work rules, which may include, without limitation, requirements for use of Building elevators and requirements that noisy or disruptive construction work be limited to particular days of the week or hours of the day. Tenant shall diligently prosecute the construction of the Tenant Improvements to completion with all due dispatch. In constructing the Tenant Improvements, Tenant shall comply with all applicable laws, ordinances, rules and regulations of all governmental bodies. Landlord shall have no liability or responsibility arising from or related to the construction or functioning of the Tenant Improvements.

ARTICLE 6

INSPECTIONS

Landlord may enter the Premises and inspect the Tenant Improvements and the work of improvement and all materials, plans, specifications and other matters relating to the construction at all reasonable times. Any inspection or review made by Landlord is for the purpose of determining whether or not the obligations of Tenant under this Tenant Work Letter are being properly discharged, and neither Tenant nor any third party shall be entitled to rely upon any such inspection or review.

ARTICLE 7

LIENS

Tenant shall promptly pay and discharge all demands for payment relating to the construction of the Tenant Improvements and take all other steps to avoid the assertion of claims of lien against the Building and Tenant

Exhibit B-5

Improvements. In the event a claim of lien is recorded, Tenant, within ten (10) days of such recordation, shall provide Landlord with such assurance as Landlord may require for the payment of the claim and release of the lien.

ARTICLE 8

CONTRACTOR’S LISTS

Tenant will furnish to Landlord from time to time within five (5) business days after request by Landlord, in a form reasonably acceptable to Landlord, correct lists of all engineers, contractors and subcontractors employed in connection with construction of the Tenant Improvements and true and correct copies of all executed contracts and subcontracts. Landlord may contact any engineer, contractor or subcontractor to verify any facts disclosed in the lists, and all contracts and subcontracts relating to construction and engineering of the Tenant Improvements must require the contractors and subcontractors to disclose such information to Landlord.

ARTICLE 9

RIGHT TO STOP WORK

If Landlord in good faith determines that any work or materials do not conform to the approved Final Construction Documents, sound building practice, or any applicable Laws, or otherwise depart from any of the requirements of this Tenant Work Letter, Landlord may require the work to be stopped until the matter is corrected. In such event, Tenant shall promptly cause the work to be corrected to Landlord’s reasonable satisfaction.

ARTICLE 10

INSURANCE

10.1                        Hazard Insurance. Tenant shall cause the Contractor to obtain and maintain in force a policy of Builders Risk Completed Value hazard insurance with special form coverage including a vandalism and malicious mischief endorsement and such other endorsements as Landlord may require from a licensed insurance company acceptable to Landlord and in an amount acceptable to Landlord. Landlord shall be named as an additional insured under such policy and, upon request, shall receive an original of such policy or such other evidence of such insurance acceptable to Landlord.

10.2                        Liability and Property Insurance. Tenant shall cause the Contractor to obtain and maintain (i) commercial general liability insurance providing coverage on an occurrence form with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant shall procure the insurance required under the Lease.

10.3                        Automobile Liability Insurance. Tenant shall cause the Contractor to obtain and maintain business automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per accident and insuring Contractor against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles. Tenant shall procure the insurance required under the Lease.

10.4                        General. Tenant shall procure and maintain, and/or cause the Contractor to procure and maintain, all other insurance required by public authority or applicable Laws, including worker’s compensation insurance for all persons employed in the construction of the Tenant Improvements. Tenant shall cause such insurance to be maintained in force until the Tenant Improvements are completed and a certificate of occupancy with respect to the Premises has been issued. All of the insurance policies required under this Section 10 shall comply with all of the requirements contained in Section 11.3 of the Lease; except that the insurance policies required under Section 10.2 of this Tenant Work Letter shall in addition comply with all of the provisions of Sections 11.3.1 or 11.3.2 of the Lease, as appropriate. Further, Landlord and Tenant each hereby waives any right of recovery against each other and the partners, members, shareholders, officers, directors and authorized representatives of the others for any loss

Exhibit B-6

or damage that is covered by any policy of property insurance maintained by either party (or required by this Tenant Work Letter to be maintained) with respect to the Premises, the Tenant Improvements, the Building or any operation therein. Likewise, Tenant shall cause the Contractor to waive any right of recovery against Landlord or Tenant and their respective partners, members, shareholders, officers, directors and authorized representatives for any loss or damage that is covered by any policy of property insurance maintained by the Contractor (or required by this Tenant Work Letter to be maintained) with respect to the Premises, the Tenant Improvements, the Building or any operation therein. If any such policy of insurance relating to this Tenant Work Letter, the Tenant Improvements, the Premises or the Building does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

ARTICLE 11

WARRANTIES

Tenant hereby warrants to Landlord that (i) the Tenant Improvements will be constructed in a good and workmanlike manner, by well-trained, adequately supplied workers, and in accordance with the Stabilization Agreement, (ii) the Tenant Improvements and all equipment and material incorporated therein will strictly comply with the Final Construction Documents, subject to Changes approved by Landlord and Tenant, and (iii) the Tenant Improvements shall comply with all Laws and all requirements of Landlord’s lenders and insurers. At Landlord’s request, Tenant shall assign to Landlord all of Tenant’s warranties received from the Architect, the Contractor or any individual subcontractor, supplier, or design professional with respect to the Tenant Improvements.

ARTICLE 12

NO ENCUMBRANCE

Without limiting the generality of the provisions of the Lease, Tenant shall not mortgage, grant a security interest in or otherwise encumber all or any portion of the Tenant Improvements.

ARTICLE 13

OWNERSHIP OF TENANT IMPROVEMENTS

All Tenant Improvements, whether installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease; provided however, that (i) upon written request by Tenant at the time of Tenant’s request for Landlord’s approval of the Construction Documents, Landlord shall notify Tenant in writing whether all or any portion of the Tenant Improvements will be required to be removed, and (ii) in no event shall Tenant be required to remove any element of the Tenant Improvements which (x) are normal and customary business office improvements, (y) do not affect the base building, and (z) cannot be seen from the exterior of the Premises.

Exhibit B-7

ATTACHMENT 1 TO EXHIBIT B

BASE BUILDING IMPROVEMENTS (COLD SHELL)

[See attached Base Building Improvements description]

Exhibit B-8

375 Beale Street

Base-Building Landlord Improvements

5.19.2014, Revised 8.13.14

375 Beale Street — Project Vision

The repurposing of the former Rincon Annex Postal Facility into a state of the art home for several Bay Area public agencies speaks to the heart of the new urban and regional sustainability that these agencies represent. The repurposing continues the tradition whereby the original 1942 “Marine Corps Depot of Supplies Storehouse Extension” was transformed, after WWII, into the US Postal Service’s Rincon Annex and is now being further transformed into a headquarters building, 375 Beale Street, to be shared by the Metropolitan Transportation Commission [MTC], the Bay Area Air Quality Management District Agency [BAAQMD], and the Association of Bay Area Governments [ABAAG].

It is into this repurposed site that new tenants will be invited to contribute their own identity. However, like any good neighbor, this contribution should work within the context of the building’s vision. The following guidelines are provided so as to assist the new tenant to plan what is hoped to be a state-of-the-art, innovative, flexible and amenitized workspace.

Base Building Landlord Improvements

Building Exterior Enclosure:

•                  Building perimeter envelope is complete, in-place and weather tight.

•                  The inside face of the exterior walls will be roughly 80% raw exposed broad formed concrete shear wall and/or 20% unfinished smooth faced surface in areas of seismic strengthening. The entire inside face of exterior wall can be painted by the tenant.

Windows:

•                  Tenants must retain existing exterior window frames where they occur. Sills may be extended or covered with a top sill but window frames should not be damaged. Frames may be painted on the interior side only, but windows cannot be painted. Windows must remain operable where occur. Windows will have the building standard roller window shades installed. No window coverings are permitted on the Atrium glazing.

Building — Interior Conditions:

•                  Interior structure includes both original circular concrete columns with tapered caps and square drops. Columns, caps and drops may show signs of patching or chips, and may show cosmetic markings from the original construction work. Code required fireproofing material may also be present in some areas, including in areas of floor opening infill. This structure may be either exposed or covered. Painting of columns and sheer walls may be allowed subject to Landlord prior written approval.

•                  Interior walls may not terminate within an exterior window.

Ceilings, Columns and Floors

Ceilings: Raw ceilings are generally unfinished, board formed concrete. Ceilings will have some exposed structural anchors or nails that protrude from the underside of the concrete beams. Ceilings may also contain areas of patching or chips, and may show cosmetic markings from the original construction or the renovation work. Code required fireproofing material may also be present in some areas, including in infill areas of floor openings. Ceilings may have lead-containing paint which will remain. Lead levels fall below levels for those of lead-based paint. Premises will be provided free of hazard from lead without removing existing paint. Tenants may leave the ceilings exposed, paint ceilings or suspend finished ceilings from them; fasteners and anchors are allowed. Work on (E) painted ceiling surfaces tested to have lead-containing paint to be performed by certified workers trained for the condition. Ceilings may not drop below the height of window heads for at least 4 feet from the exterior wall plane. Ceilings left by tenant in an exposed condition may be cleaned of all existing nails and anchors, may be sandblasted or cleaned, or may be painted, all subject to Landlord prior written approval in all instances.

•                  Any openings created during base building construction will be patched by Landlord. Tenants may expose these ceilings or suspend finished ceilings from them; fasteners and anchors are allowed. Ceilings may not drop below the height of the top of the glazed window openings. However they may drop below the louver openings, where such openings are located within the same framing system as the glazing. Where this occurs, the ceiling shall align with the horizontal mullion below the louver and in no instance shall intersect with the glazed opening below.

Columns: Building’s exposed concrete structural columns are scraped and clean, ready for tenant finishes.

Floors: Building floors have a code allowable office live load of 100psf, any planned use greater than normal office use will require potential structural engineering floor structure upgrades. Any modification to structural floors including coring must be approved by the Landlord. Coring that affects a different tenant below the tenant’s space shall be approved in advance in writing by Landlord.

2

•                  Floors will be clean and ready to receive “minor” floor preparation and Tenant specified finishes. Existing vertical floor penetrations will be sealed and fire-proofed. Some floors will have indentions in concrete others with in-place resilient tiles. Floor prep will depend on the desired finish and be part of the Tenant Improvements.

•                  On floors occupied by more than one tenant, the PEL and shared floor common corridor will be complete per building standards, inclusive of finishes, lighting, fire protection and life safety systems.

•                  Tenant floors are exposed concrete and delivered in a generally level condition ready for the application of flooring material. Tenants may leave the floor structure exposed and/or install any flooring materials that conform to door threshold transitions at the exterior of the demised space. If the floor structure is left exposed, a penetrating hardening/dust proofing/sealing liquid floor treatment is required.

Tenant Doors: Solid core wood veneer doors and aluminum frames, fire rated as required. Wood species to be Douglas Fir to match agency specifications.

Tenant Suite Signage: Signage is acceptable mounted adjacent to the tenant suite door. Size and design subject to approval by the Landlord.

Based on our experience we present the following proposed Base-Building Landlord improvements in various categories, these categories outline minimum floor improvements that a tenant will encounter at the start of the Tenant Improvements. Categories and associated improvements are:

Building Core — Services / Utilities:

Elevators: Floors are “served” by 4 base building passenger elevators that are fully completed with finished interiors. Each floor has a code required PEL (Passenger Elevator Lobby) that has call lanterns and buttons along with code required life safety devices. Each floor also has access to a larger and completed ‘flex’ elevator that is designated for both passenger and freight service. Each PEL is ready to receive finishes.

Floor Elevator Lobbies: Each floor lobby has code required doors and frames to isolate it from the balance of the floor per code smoke control requirements. Full floor tenants are allowed to choose finishes with prior Landlord approval.

Emergency Stairs: Emergency stairs are to be used for emergency egress only.

Floor Electrical Rooms / Tel-Date Riser Rooms: Building Core has base-building/floor specific electrical and tel/data riser rooms each with lights, doors, frames and locking hardware. Floors

3

3-5 each have two electrical rooms, each room with an electrical bus riser tap. Each floor has a Tel-Data riser room.

Vertical Surfaces: Vertical surfaces of building core and shafts are fire-taped, sanded and ready to receive tenant finishes.

Building Core — Restrooms/ Janitor’s Closet:

Restrooms: Floor has fully competed, ADA and Title 24 compliant operational restrooms including lighting, finishes, fixtures, entry doors, frames, hardware, signage and exhaust. Capacity / size of restrooms is based on projected floor occupancy per UPC fixture count. Restroom fixtures to be low-flow and LEED compliant. Hot water for restroom fixtures is provided from a local electric water heater.

Janitor’s Closet: On each floor a Janitor’s Closet is provided. Each closet has a mop sink, lighting, door, frame and lock.

Building Mechanical:

Central Building System: The base building roof top system consists of 1) four air handling units, each capable of providing 100% outside air; 2) high efficiency chillers; 3) an evaporative cooling tower and 4) high efficiency condensing boilers. This equipment serves tenant floors via four risers and is sized based on building projected occupancies.

Floor Distribution — Conditioned Air: From each of the four roof-mounted air handlers / risers an HVAC duct and loop will be provided in each of four floor quadrants from which the Tenant’s VAV boxes with DDC (Direct Digital Controls) interfaced with Building BMS (Building Management System) and down-stream distribution will be connected. Minimum outside air requirements to be provided from floor risers.

Floor Distribution — Heating: From each of the roof mounted boilers hot water via the risers is delivered and distributed amongst the floor for Tenant Improvement connections to provide heating at what is anticipated to be the Tenant’s perimeter VAV re-heat boxes.

Tenant Supplemental Cooling: Provision is made for office tenants to install rooftop equipment or garage mounted equipment for any tenant 24 hour cooling equipment, the tenant floor riser closets provide access to the roof and / or the garage levels.

General Floor Penetrations: There are a series of four 4” diameter floor penetrations at each of the four floor risers, these are available to tenants to route tenant specific utilizes between floors, DX piping, fiber, cabling, etc.

4

Building Electrical:

Tenant Electrical Service: Building electrical riser for tenant use is via a 277/480 volt, 3 phase 4 wire tapable bus duct. On tenant floors there are two “primary” Electrical Rooms providing power for base building equipment only. Primary rooms with transformers are provided with ventilation sized for base building needs.

Floor Electrical Rooms: Primary Electrical Room has electrical sub-panels for projected tenant lighting and power loads, approximately 5 Watts/ RSF. A bus-duct tap, transformers and sub-panels necessary to utilize bus-duct power are provided by Landlord. Each floor has one 60 bus tap installed along with one 277V lighting panel, a lighting relay cabinet, and limited pathways for 120V loads.

Building Tel / Data:

Floor Tel/Data Rooms: Floors have building core Tel / Data Room(s); a “Primary’ room to provide direct vertical access to the floor from the Base Building’s MPOE located on the Ground Floor, this is for Tenant phone and data circuit distribution / connectivity; floors have “Satellite” Tel / Data rooms with conduit connection to the floor’s Primary room. Each tenant will need to build-out their own telecom room for their equipment and cabling terminations.

Lighting:

Tenant Lighting: Lights within 15 feet of the perimeter of the building and the shared atrium space shall be reviewed with the Landlord for compliance with aesthetics. Tenants will incorporate lighting controls into the Tenant’s lighting design and will comply with California Energy Code 2013 Standards.

Plumbing:

Tenant Plumbing: Each floor has four “wet columns” for tenant connections; each location has valves / caps for water supply, venting and sanitary connections, these verticals are complete, and ready for tenant connections.

Fire Protection:

Tenant Fire Protection: Floor has fully operational fire protection system with main sprinkler loop, branch lines and sprinkler heads for an undeveloped / unoccupied floor per code. Sprinkler system to include flow and tamper devices along with drain-down capabilities, all connected to the Life Safety system. Tenant will be responsible to modify branch lines and sprinkler heads for Tenant specific locations.

5

Fire Extinguishers: Code minimum quantities of fire extinguishers are provided in the building core for an unoccupied floor. Additional extinguishers will be required for Tenant occupancy and will need to be provided by the Tenant.

Life Safety / Fire Alarm (Smoke Control):

Tenant Floors: Building has a fully functional Life Safety / Fire Alarm system with code minimum number of devices (strobes, speakers, horns, etc.) for an unoccupied floor, devices are installed and operational. Devices are in the building core areas; PEL, stairways, electrical rooms, tel/ data rooms, restrooms and shafts.

Floor Shafts: Shafts and ducts serving the floor have operational code required fire-smoke dampers.

Fire Life Safety Panel: Each Electrical Room(s) has a Fire Alarm / Life Safety panel with projected capacity / needs based on floor occupancy. Tie-in points are provided for each tenant. Tenants will be responsible for expanding the Fire Alarm System if required.

Miscellaneous:

Bicycle Storage & Repair:

Secure bike parking is provided on the Harrison Street parking level. A well appointed tenant locker room with private showers is provided adjacent to the bicycle parking, for tenant use.

Energy Performance Optimization

Energy Performance Optimization, Lighting: Building lighting controls are outfitted with an energy management system by Leviton. This allows all lighting to be programmed and sensor controlled for optimized efficiency, Tenant Improvements to connect to and utilize this system.

LEED CI

Tenants are encouraged to pursue LEED CI as part of their build-outs. To facilitate achieving this goal, an appendix to these guidelines walks through the LEED CI scorecard to identify potential points and provide specific base building metrics toward documenting these points, this can be provided to the Tenant upon request.

6

ATTACHMENT 2 TO EXHIBIT B
WARM SHELL IMPROVEMENTS

In addition to the Base Building Improvements (Cold Shell) defined in Attachment 1 to Exhibit B, Landlord shall complete the following “Warm Shell” improvements to the Suite 300 Premises, at Landlord’s sole cost and expense:

•      HVAC — Loop

•      HVAC — Hot Water Loop Piping

•      Emergency Lighting Circuit Loop

•      Life Safety Infrastructure

•      DDC / BMS Sub Panels

•      Sprinkler Loop from Risers

Exhibit B-9

ATTACHMENT 3 TO EXHIBIT B

CONCEPTUAL PLAN

[See attached Conceptual Plan]

Exhibit B-10

CONCEPTUAL PLAN

☆ = additional space to be included in final plan

blitz

TWILIO
TENANT IMPROVEMENT

NOT FOR CONSTRUCTION

CONCEPTUAL FIT PLAN - FLOOR 3

blitz

TWILIO
TENANT IMPROVEMENT

NOT FOR CONSTRUCTION

THIS DRAWING SET REPRESENTS THE CONSTRUCTION INTENT AND SHALL NOT BE USED FOR THE CONSTRUCTION OF THE PROJECT SHOWN. THE "ARCHITECT" RESERVES THE RIGHT TO ALTER DETAILS, SPECIFICATIONS AND PRODUCTS BASED ON "CLIENT" REQUESTS, BUDGET, SCHEDULE, UNFORESEEN CONSTRUCTION CONFLICTS. THIS DRAWING SET SHALL NOT BE USED IN "ISSUE FOR PERMIT" OR "ISSUE FOR CONSTRUCTION". AN "ISSUE FOR PERMIT" AND "ISSUE FOR CONSTRUCTION" WITH THE FINAL CONSTRUCTION INTENT WILL BE RELEASED AT A LATER DATE. THE GENERAL CONTRACTOR AND SUBCONTRACTORS SHALL NOT ALLOW THIS ISSUANCE TO BE USED ON SITE FOR THE CONSTRUCTION OF THIS PROJECT.

CONCEPTUAL FIT PLAN - FLOOR 4
12/15/2015

EXHIBIT C

NOTICE OF COMMENCEMENT DATE AND EXPIRATION DATE

, 201

Bay Area Headquarters Authority

375 Beale Street, Suite 800

San Francisco, California 94105

Attn: Executive Director

Re:          Acknowledgment of Commencement Date of Office Lease (the “Lease”) between BAY AREA HEADQUARTERS AUTHORITY (“Landlord”), and TWILIO INC. (“Tenant”), for approximately 91,950 Rentable Square Feet of premises known as Suites 400 and 300, located at 375 Beale Street, San Francisco, California 94105.

Dear               :

This letter will confirm that for all purposes of the Lease, the Delivery Date (as defined in the Lease) occurred on          , 2016, the Commencement Date (as defined in the Lease) is         , 20   and the Expiration Date (as defined in the Lease) is         , 20   . [DATE TO BE FILLED IN AFTER DELIVERY DATE AND COMMENCEMENT DATE ARE DETERMINED]

Please acknowledge your acceptance of this letter by signing and returning this original and retaining the enclosed copy for your records.

Very truly yours,

BAY AREA HEADQUARTERS AUTHORITY

By:
Name:
Its:	Executive Director

By:
Name:
Its:	Treasure-Auditor

ACKNOWLEDGED AND AGREED:

TWILIO INC.,

a Delaware corporation

By:
Its:
Title:

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1.             Access to the Building and the Premises shall be controlled by a card access system. Tenant shall have the right and responsibility to control access to the Premises or portions thereof, including hours of access and levels of security clearance. Tenant, at Tenant’s sole expense, may install its own security system within the Premises, provide Tenant’s own security service for the Premises, or both; provided that any such Tenant-installed security system shall be subject to Landlord’s prior approval and shall be compatible with Landlord’s card access system and that Tenant shall give Landlord keys or access codes to any such system.

2.             All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant and its Representatives must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building.

Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing.

After-hours access by Tenant’s authorized Representatives may be provided by card-key access or other procedures adopted by Landlord from time to time. Tenant shall pay for the costs of all access cards provided to Tenant’s Representatives and all replacements thereof for lost, stolen or damaged cards.

Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged a pass for such access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.             Residency in or overnight use and occupancy of any portion of Building is strictly prohibited.

5.             Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

6.             Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord’s agents to prevent same.

7.             Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

8.             The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

Exhibit D-1

9.             No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building. Courier delivery services companies such as FedEx, UPS, and DHS excepted.

10.          Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11.           Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

12.          Tenant must comply with requests by the Landlord concerning the informing of Tenant’s Representatives of items of importance to the Landlord.

13.          Tenants are responsible for the cost of the installation, maintenance and replacement of all interior signage related to their operations and services within their premises and Landlord’s prior approval.

14.          Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants and other occupants of the Building, in such manner as is customary for comparable buildings in the vicinity of the Building.

15.          Licensed service animals are not allowed to roam unattended or off leash in the Building. Pets are not allowed in buildings.

16.          Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

17.          Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

18.          Space heaters are not allowed in the Building.

19.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

20.          No cooking shall be done or permitted by Tenant on the Premises. No gas or electric stove, range tops, toaster ovens and hot plates are permitted. Underwriter’s Laboratory-approved equipment, microwave ovens and toasters (but not toaster ovens) may be used in the designated kitchen/pantry areas for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors that are objectionable to Landlord, other tenants or occupants of the Building.

Exhibit D-2

21.          Refrigerators are not permitted to be used in areas other than a kitchen/pantry area.

22.          Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City and County of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

23.          Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

24.          Except for any such materials used or tested in Tenant’s laboratory that is part of the Premises, Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material or use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or occupants of the Building or those having business therewith.

25.          Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

26.          Bicycles of any kind are not permitted in the building at any time except in the designated storage spaces.

27.          Tenants shall comply with the following Rules and Regulations for the Bicycle Storage and Locker Area (BSL Area).

BIKE STORAGE

a)     Bike racks will be accessible by tenants and other occupants of the Building only.

b)    Users must store bicycles on the provided bicycle racks only. If the rack is full, the User shall inquire with the Property Manager for the location of alternate bike storage area.

c)     User shall not block the entrance to the BSL Area or position bicycles in a manner that will impede others from entering or exiting the BSL Area.

d)    Bicycle owners’ locks should be used to secure bikes stored in the BSL Area at all times.

e)     Locks will not be provided.

f)     Bike racks are intended to be used by Users while they are present at 375 Beale. Bike racks will be checked nightly by Building Security. If a bicycle is left on the rack for more than three consecutive nights without prior permission from the Property Manager the lock will be cut and the bicycle removed by Building Security. Contact Building Security to reclaim your bike.

g)    Users shall report any suspicious activity, vandalism or damage to Building Security immediately.

h)    All Users agree to use the bike racks at their own risk and assume any and all liability.

Any violations of these Rules and Regulations will result in cancellation of bike storage privileges.

LOCKERS

a)     The BSL Area will be accessible by tenants and other occupants of the Building only and available on a first come, first serve basis.

b)    The BSL Area may be subject to closure from time to time by the property manager for the purposes of maintenance, repair, renovation or construction. To the extent possible, a minimum of 24 hours of advance notice will be posted on the website.

c)     Locks should be used to secure personal belongings stored in the Locker Areas at all times and removed daily.

d)    Locks will not be provided.

Exhibit D-3

e)     Personal items may not be stored in lockers overnight.

f)     The Locker Areas will be checked nightly by Building Security and any locks remaining on lockers will be cut and contents confiscated for pick up by locker user at a later date.

g)    All Users agree to use the BSL Area at their own risk and assume any and all liability.

Any violations of these Rules and Regulations will result in cancellation of the locker room privileges.

For the safety of all tenants and personnel of Landlord, the only access permitted to and from the bike racks is via the Harrison Street. Bicycles are not permitted on vehicle entrance and exit lanes, or Loading Dock.

The Property Manager reserves the right to add, change or delete any Rule or Regulation herein contained and to change the method of operation to ensure maximum enjoyment of the BSL Area.

28.          Landlord shall have the right to make such other reasonable Rules and Regulations pertaining to the Building, including without limitation the Premises, or the Common Area as necessary or appropriate for the management of the Building and the preservation of good order therein.

Exhibit D-4

EXHIBIT E

PARKING

(a)           Tenant’s Parking Rights. Landlord shall provide the Parking Spaces for use by Tenant and Tenant’s Representatives and Visitors, at the users’ sole risk. The Parking Spaces may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors’ parking.

(b)           Availability of Parking Spaces. Landlord shall take reasonable actions to ensure the availability of the Parking Spaces, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants or occupants of the Building and other users of the parking garage at the Building. Access to the parking garage at the Building may, at Landlord’s option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the parking garage at the Building who violates the rules and regulations governing use of the parking garage at the Building (and Tenant shall be responsible for causing any employee of Tenant or other person using the Parking Spaces to comply with all parking rules and regulations).

(c)           Monthly Parking Rental. Tenant shall pay to Landlord, as monthly rent for the Parking Spaces, a “Monthly Parking Rental” per space, which shall be the “Prevailing Parking Rental” for the Parking Spaces in effect from time to time. The Prevailing Parking Rental shall be determined by Landlord, based on the monthly rental charged by Landlord from time to time for spaces in the parking garage at the Building, the unassigned or reserved nature of such parking spaces, and the fair market rental charged for comparable parking facilities in comparable buildings in the vicinity of the Building. Tenant’s Monthly Parking Rental shall be paid on the first day of each month during the Term of this Lease; provided, however, that in the event Tenant fails to pay Tenant’s Monthly Parking Rental when due, Landlord may assess a late charge of $100 on the delinquent amount, which late charge shall be in addition to the late charge and interest that may be charged pursuant to Section 4.4 - Late Charges and Interest in the Lease, and provided further that in the event Tenant fails to pay Tenant’s Monthly Parking Rental within thirty (30) days of Landlord’s notice of such delinquency, Landlord shall have the right by notice to Tenant permanently to terminate Tenant’s rights to use parking spaces hereunder, whether or not Landlord declares a default under the Lease.

(d)           Assignment and Subletting. Notwithstanding any other provision of the Lease to the contrary, Tenant shall not assign its rights to the Parking Spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the Parking Spaces to or by any other person, except with Landlord’s prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

(e)           Condemnation, Damage or Destruction. In the event the parking garage at the Building is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the parking garage at the Building is permanently reduced, then Tenant’s rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the parking garage at the Building, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the parking garage at the Building.

Exhibit E-1

EXHIBIT F

INTERIOR LOBBY SIGNAGE PROGRAM

Per Section 25.6 (iv), Tenant would have the ability to install signage similar in size, scale and location near the elevators on the ground floor of the building on the wall as depicted below to include the Twilio logo.

Per Section 25.6 (v) a floor monument shall be installed within close proximity within the location as illustrated below. Tenant will have the upper portion of the monument for Tenant’s name and logo with a more significant presence than the other non-agency tenants with the result that the word “Twilio” on such floor monument sign will be highly visible to all visitors upon first entering the main entrance to the lobby of the Building. The monument shall not exceed a height to obstruct the visibility from the security desk to the front entrance. The materials and finishes used in the monument shall conform to the design of the building lobby and shall be mutually agreed upon by Landlord and Tenant.

Exhibit F-1

EXHIBIT G

JANITORIAL CLEANING SPECIFICATIONS

The Contractor is required to clean the Building to the highest standards of cleanliness. The cleaning specifications provided herein state the minimum acceptable frequency and scope of work for tasks to be performed. A schedule specifying the frequency for regular, weekly, monthly, semi-annual and annual items is provided as well as time frames for additional miscellaneous tasks to be performed. There should be no deviations from these specifications and all tasks must be performed as listed for adherence to the contract. Additionally, scope changes to the contract may be made or adjusted as needed during the term of the contract.

The janitorial service provider will undertake all reasonable efforts to perform all janitorial cleaning in an environmentally sustainable manner. All cleaning specifications will be periodically reviewed to ensure they comply with current LEED “green cleaning” guidelines. Landlord reserves the right to take all reasonable effort to amend the following specifications to comply with said guidelines.

DAILY BUILDING SERVICES (COMMON AREAS) / DAY STAFF

Cleaning specifications listed below are to be implemented by Contractor’s personnel functioning as Day Porters, Day Matrons, and Restroom Janitors. Duties are to be performed on a daily basis between the hours of 6:30 a.m. to 5:00 p.m.

Additional Porters: BAHA will have their own day porter who will perform various cleaning functions within the Agency spaces at the Agency’s direction.

Day porters may perform various cleaning functions within tenant space at the tenant’s direction and at an additional cost.

Building Day Porter Responsibilities

1.              7a -3p

2.              The building Day Porter shall report to the Building Management Office at the start of their shift to obtain the radio for communications as well as return same at the end of the shift to close out all billable service requests.

3.              The building day porter should respond to all requests or assign other janitorial staff to the service request as needed in a timely manner. This includes services requested by Agency floors during business hours.

Agency Day Porter Responsibilities

9a — 5p

1.              The Agency Day Porter shall report to the Building Management Office at the start of their shift to obtain the radio for communications as well as return same at the end of the shift to close out all billable service requests.

2.              The Agency Day Porter should respond to all requests within 15 minutes in person or by phone/email/text, unless on a scheduled break or lunch. This includes services requested by Agency floors during business hours.

3.              Pantry Area: clean exterior, rinse out the coffee pots with potable hot water nightly.

4.              Discard ALL refrigerator contents weekly beginning at 3:00 p.m. on Friday. Clean and sanitize refrigerators as needed but not less than once a month.

5.              Conference rooms will be policed of litter/trash and all chairs pushed in. All dry erase boards will be

Exhibit G-1

cleaned unless DO NOT ERASE is noted on them. If the dry erase boards cleaning is to be performed after business hours, cleaning will be performed on a per request basis at an additional cost.

6.              All office doors will be left in the condition they are found, i.e.: open doors left open, closed doors left closed and locked doors left locked.

Main Lobby

1.              Dust mop all floor areas once per day or more if needed, spot clean with a clean damp mop.

2.              Dust and spot clean lobby console, elevator lobby walls and shelving once per day.

3.              Spot clean all glass and metal surfaces within the main lobby entry door area as needed.

4.              Empty trash receptacles in the lobby near the elevators and security console as needed.

5.              Vacuum and spot clean walk—off mats and extract mats as needed.

6.              Sanitize and/or polish drinking fountain(s) in the main lobby.

7.              Clean Café floors in lobby Café.

Elevator Cabs

1.              Vacuum or carpet-sweep all elevator carpets a minimum of twice a day. Minimum service shall be scheduled at mid-morning and mid-afternoon, additional service will be as needed.

2.              Clean and remove fingerprints from all elevator lobby return panels, doors, jams, thresholds and frames, and associated metal surfaces. Surfaces should be wiped down using only the appropriate products designated for use on high polished and brushed metal surfaces. Use of low VOC/odor products required.

3.              Sweep out freight elevator, a minimum of once a day or as needed.

4.              Wipe down freight elevator walls and rails daily to keep neat and tidy.

Restrooms

1.              At least twice per day, wipe all counter tops completely, assuring there are no soap stains or water pooled on the counter surface. All mirrors are to be completely wiped clean utilizing a glass-cleaning product; surfaces are to be left in a uniform clean condition free of streaks.

2.              Check and fill at least twice per day, all soap dispensers, toilet paper and paper towels. Soap dispensers are to be filled in a manner that minimizes spillage and assures the dispenser cartridges or containers are properly reinstalled and functioning. The day porter servicing the restroom should be diligent with this task and when a dispenser is discovered empty; it should be remedied then, not deferred to the night staff.

3.              Insure that any areas under and around urinals and toilets are clean and free of water and debris.

4.              Day porter will note and report any / all malfunctioning, broken or mechanical deficiencies including door mechanisms, burned out light bulbs and dispensers, to the attention of the building management. Night personnel will report the same to their supervisor or foreperson who shall report same to the attention of building management.

Exhibit G-2

Exterior Building / Rincon Place / Loading Dock

1.              At least 3 times per day, or as necessary, police the entire perimeter of the property, including all walkways, Rincon Place, ashtrays, benches, ramps, landscaped areas, loading dock, storm drains, grills, curbs, and stairs, to pick up debris, remove chewing gum and sweep as required, to maintain a uniformly clean condition.

2.              Remove graffiti immediately if possible or report to the Building Manager for removal by special means.

3.              Homeless persons on the property perimeter should be reported immediately to security staff. Abandoned belongings should be collected and held for 24 hours before discarded. Human waste and abandoned belongs should only be cleaned by persons with biohazard training and using appropriate procedure/protections.

4.              Ensure that all debris is removed and area is swept around the loading dock, load dock entrance, compactor area, recycling area, janitorial storage room and smoking area at the rear of the building. Organize, clean, sanitize and move all trash and recycling receptacles in the loading dock area as needed.

5.              Empty all exterior receptacles or ash urns as necessary to maintain a uniformly clean condition.

6.              Clean finger prints and marks from all walls, signage and bollards as needed.

Roof Garden

1.              Ensure that all debris is removed and the area cleaned on and around the area of the roof garden on a continual basis.

2.              Clean finger prints, and marks from bell as needed. To be performed by BAHA porter.

WEEKLY

Emergency Stairwells

•                  Sweep and damp mop emergency stairwells and landings as needed or requested.

MONTHLY / AS REQUESTED

Feminine Hygiene Products Machine

•                  Empty and restock the products. Restocking the product may need to be done more often than monthly, but is requested to be completed by the day janitorial staff.

AS NEEDED / REQUESTED

Supply Stocking

•                  During normal hours of building operation our building paper products and cleaning supplies are delivered to the building. Assist in the movement of all restroom supplies using the building’s freight elevator. This pertains to both the stocking and movement of all other janitorial supplies and equipment. Water should never be moved on the passenger elevators.

Rain Mats — Main Lobby

•                  During periods of rain and inclement weather, rain mats are required to be put down in the main lobby covering the portions of the heavy traffic areas. Stanchions should also be placed in the main lobby near the mats. Umbrella bags should be put out as well near the entrance doors for use by tenants and guests to reduce the amount of water brought into the building and onto the main lobby floors and refilled as needed.

Exhibit G-3

Additional Services

Day porter or day staff will be available to attend to various duties required throughout the course of shift that are not detailed in the specifications. Examples include spillage clean up, installation and removal of building rain mats as needed, flyer distribution to the tenants as requested by the Building Management Office and maintaining the cleanliness of areas that need attention as they arise during the day.

*Please Note: All periodic and special tenant services are to be coordinated with Building Management prior to start and may be at an additional cost.

NIGHTLY BUILDING SERVICES (COMMON AREAS) / NIGHT STAFF

Cleaning specifications listed below are to be implemented by Contractor’s personnel functioning as Station Janitors, Restroom Janitors and Utility Staff. Duties are to be performed on a nightly basis between the hours of 6:00 p.m. to 2:00 a.m.

Main Lobby, Loading Dock Corridor and Passenger Elevator Lobbies

Nightly:

1.              Vacuum and spot clean, as needed, all first floor lobby mats.

2.              Dust mop and sweep all hard surfaced floor areas.

3.              Clean and wipe all walls, baseboards, metal moldings, elevator hall call button plates, shelves, window mullions and doorframes (up to 8’). No dust, streaks or stains shall be present at the start of the Business Day.

4.              Vacuum clean, sweep, dust, and wipe down all areas around the security console.

5.              Clean the main lobby security console.

6.              Vacuum clean and/or sweep Fire Control Center (FCC).

7.              Vacuum clean and/or sweep Security Badging Room.

8.              Empty all waste receptacles and replace plastic liners where required. Plastic liners are to fit waste receptacles in such a manner as to not overhang the top. Plastic liners to be replaced daily or on an as-needed basis.

9.              Push in and straighten all conference room chairs at tables.

CAFÉ in Lobby:

1.              Empty recycling, compost and trash.

2.              Wipe down table tops and window sills

3.              Sweep and mop cafe floors nightly.

Boardrooms and Multi-purpose Room at Level 1

1.              Wipe down table and counters every night

Exhibit G-4

2.              Empty recycling, compost and trash nightly

3.              Vacuum nightly

4.              Dust horizontal surfaces

Note: No need to reset furniture and chairs as the setup changes daily. Carpet cleaning will be performed on a per request basis at an additional cost.

Weekly:

•                  Clean the freight elevator corridor flooring removing all scuffs, spills. Clean rinse with a mop and dry. All splashes and marks are to be removed from baseboards, jambs, and walls.

Monthly:

•                  During the rainy season, lobby entrance mats should be removed and extracted in the mezzanine level and allowed to dry out. Spare mats should be put down during this process.

Please Note: Artwork displayed in the lobby should not be touched or dusted.

Elevator Cabs

Nightly:

1.              Vacuum the carpets and spot clean as needed, using products standard in the industry and suitable for carpet care.

2.              Wipe clean and remove all marks, streaks and smudges from the walls, doors, control panels and jambs. All edges will be wiped down utilizing a soft cloth or like material. Surfaces may be treated with a dampened cloth. No products should be applied to these surfaces that are abrasive, will scour, create discoloration or streaking. All surfaces (including the elevator door tracks) should be left in a uniform bright clean condition.

3.     Report any mechanical deficiencies to building security or the janitorial foreman or supervisor.

Weekly:

1.              Elevator interior cab carpet cleaning shall be scheduled at a minimum of once per week or additionally as needed if spills have occurred.

2.              Fan grill covers should be cleaned and kept free of dust build up in the freight elevator.

Corridors on Multi-Tenant Floors

Nightly:

1.              Vacuum all common area corridor carpet, spot clean as needed.

2.              Mop all flooring in the multi-tenant elevator lobby with clean water ensuring the grout does not get stained.

3.              Remove all smudge marks from walls and doors. Wipe down baseboards as needed.

4.              Dust or wipe all hard surfaces in passenger elevator lobbies.

Weekly:

•                  Edge vacuum all common corridor carpet.

Exhibit G-5

Quarterly:

1.              Extract clean all elevator lobbies and restroom corridor carpeting. Heavy traffic areas will be extracted clean as often as required.

2.              All common area walls are to be wiped clean and made free of smudge marks.

Restrooms

Nightly:

1.              Sweep Clean and wet mop all floors using a germicidal detergent of neutral odor. Floors will be moped dry and all water marks or water stains will be wiped clear from all walls and or partitions bases.

2.              Clean and polish all mirrors, shelves, bright work which will include paper towel dispensers, soap dispensers, flush meters, piping, disposal receptacles, urinal partitions or any other metal accessory. Contractor will use only non-abrasive, non-acidic materials or products to avoid damage. No streaks, stains, spills, mineral deposits or soap residue shall be present at the start of the business day.

3.              Scour, wash and disinfect all basins, bowls and urinals with a germicidal detergent solution, including tile walls adjacent to all urinals and behind all toilets. All fixtures are to be inspected and cleaned thoroughly which will include the underside of all toilets bowl rings and urinals to prevent build-up deposits of calcium and iron oxide. Toilets seats (both sides) are to be washed and disinfected and then wiped dry. Toilet seats should be left in the up-right position in the men’s rooms and down position in the women’s rooms after cleaning.

4.              Damp wipe all metal walls, partitions and tile walls using a germicidal solution.

5.              All surfaces will be wiped dry leaving no marks and assuring a uniform bright clean appearance.

6.              All top edge of partitions, ledges and mirrors tops are to be dusted.

7.              Remove all waste paper and refuse, including soiled sanitary napkins into proper containers to be collected for removal. All receptacles are to be thoroughly cleaned and washed and wiped dry with new liners installed.

8.              Check and restock all toilet paper, seat covers, paper towels and soap to ensure an ample supply of products are available for the following business day.

Please Note: It is the intent of these specifications to keep all restrooms thoroughly clean and not to use disinfectants to mask odors. Odorless solutions shall be used in all restrooms. Please report any mechanical deficiencies regarding the lights, faucets, and flush valves to the foreman or supervisor.

Weekly:

•                  Flush all restroom floor drains with 2 gallons of water and appropriate “LEED” certified product, to prevent sewer gasses from escaping into the restroom areas.

Monthly:

1.              Wash all walls and metal partitions with water and germicidal solution detergent and polish to a uniformly bright condition.

Exhibit G-6

2.              All restroom floors will be machine scrubbed using a germicidal solution, detergent and water. After scrubbing, floors will be rinsed with clean water and dried. All watermarks will be removed from walls, partitions, and fixtures with an approved floor finish that will be applied if directed by owner.

Quarterly:

•                  Strip, scrub and reseal all restroom floors.

Exterior Building / Rincon Place / Loading Dock

Nightly

1.              Remove all debris and clean the area on and around the front entrance doors.

2.              Police the entire perimeter of the property, including all walkways, Rincon Place, benches, ramps, landscaped areas, loading dock, storm drains, grills, tree wells, curbs, and stairs, to pick up debris and sweep as required, to maintain a uniformly clean condition.

3.              Ensure that all debris is removed and area is swept around the loading dock, load dock entrance, compactor area, recycling room, janitorial storage room and smoking area at the rear of the building.

4.              Empty all exterior receptacles or ash urns.

5.              Remove all graffiti from exterior perimeter surfaces utilizing approved methods and products.

Mondays, Wednesdays and Fridays

Power Wash Exterior of the Property

•                  On Mondays, Wednesdays and Fridays, the perimeter of the property including the front and rear entrances, loading dock area, stairs, ramps and recycling area shall be power washed or steam cleaned with appropriate equipment. Signage should be utilized denoting wet surfaces. All metal surfaces are to be wiped down after completion of pressure washing. All runoff from power washing must be captured and discharged to the sanitary sewer system and not storm water system. Exterior power washing will be performed at an additional cost.

Interior / Exterior Atrium Glass

•                  The interior and exterior atrium glass shall be cleaned with appropriate equipment annually. Signage should be utilized denoting wet surfaces. All runoff from exterior washing must be captured and discharged to the sanitary sewer system and not storm water system. Interior and exterior atrium glass cleaning will be performed at an additional cost.

Emergency stairwells

•                  Sweep or damp mop all emergency stairwells and landings weekly.

Exterior Metal Surfaces

•                  Weekly, wipe down all exterior metal surfaces, up to 8 feet. Particular attention should be paid to the areas around the retail areas and store fronts.

Trash Removal / Recycling Material

1.              Trash is to be collected as sorted and removed from all floors and areas of the building nightly. Areas that are used for staging should be protected. Contractor should take all means necessary to ensure spillage and

Exhibit G-7

leakage does not occur. All trash should be removed from the building to the loading dock via the freight elevator only.

2.              The building currently is under guidance by Golden Gate Recycling to dispose of our trash in the most effective “green” manner possible. Recyclables should be collected nightly, staged and stored independently from the regular building trash and in accordance with the building’s recycling program. This program is subject to change as the needs / effectiveness of the program permits. These changes will be conveyed to the nightly foreman as needed to ensure we are obtaining the best diversion rate possible.

3.              Large amounts picked up from a tenant should be reported to the building management office so additional billing may be accomplished and charged back to the source.

Additional Services

1.              The night foreperson or staff will be available to attend to various duties required throughout the course of shift that are not detailed in the specifications but may be included in the nightly janitorial pass-down log.

2.              The supervisor / janitorial manager above the night foreperson shall be available up to 3 times per week for walkthroughs and inspections of the building with representatives of the building management office.

Please Note:

•                  All periodic and special tenant services are to be coordinated with Building Management prior to start.

NIGHTLY TENANT SERVICES (TENANT AREAS) / NIGHT STAFF

Cleaning specifications listed below are to be implemented by Contractor’s personnel functioning as Station Janitors, Restroom Janitors and Utility Staff. Duties are to be performed on a nightly basis between the hours of 6:00 p.m. to 2:00 a.m.

Nightly

Waste Baskets/ Trash Receptacles

•                  Empty all wastebaskets. Remove trash from wastebaskets, wipe clean wastebaskets, and replace plastic lining. Plastic liners are to fit waste receptacles in such a manner as to not overhang the top by more than two inches (2”). Replace old plastic liners no less than one (1) time per month and as necessary due to tears, odors, or spillage (damp wipe as needed). Empty all recycling bins and containers from the main drop off point on the floor as needed. Remove all trash and recyclables from the floor to designated trash areas.

Carpet Vacuuming

•                  Vacuum all rugs and wall-to-wall carpeting in all areas unobstructed by furniture. Chairs should be moved from desks and conference room tables, and then returned to their original position after completion vacuuming. Carpets are to be spot cleaned as needed. Oriental rugs should be carpet swept (no vacuuming) nightly.

Hard Surface Floors

•                  Sweep all wood, vinyl, tile, rubber and similar types of flooring using an approved chemically treated cloth or dust mop. Wet mop if spillage has occurred. NO stains, dirt, streaks or dust should be present at the start of the business day.

Exhibit G-8

Dusting

1.              Hand dust and wipe clean all horizontal surfaces with chemically treated cloth all surfaces including furniture, file, cabinet fixtures, window sills and surface and desk tops, chairs, rails, trim, door jambs up to 84” high. Papers, folders, and personal contents should not be moved. Spot clean as needed.

2.              Artwork displayed in tenant spaces should not be touched nor dusted.

Telephones

•                  Wipe clean, dust and sanitize all telephone receivers.

Spot Cleaning

•                  Remove and spot clean all fingerprints, smudge or heel marks on all doors, entry door meet and frames, light switches, partitions, side lights and conference room glass. No fingerprints should be visible.

Kitchens and Water Fountains

•                  Clean all sinks, counters, water fountains and coolers in kitchen areas and corridors.

Miscellaneous

•                  Turn off lights as specified, lock doors as directed. Report lights out or any other maintenance issues to the janitorial foreman or supervisor.

Weekly:

Edge Vacuuming

•                  Edge vacuum all carpeted areas utilizing an edging tool. Areas to be edge vacuumed shall include areas behind doors, underneath and around furniture, baseboards, and windowsills.

Hard Surfaces

•                  Mop and dry all non-carpeted areas, hard surfaces such as resilient flooring. Wood and stone surfaces are to be serviced per manufactures specification. All baseboards surfaces shall be wiped down and left in a uniformly clean condition.

Dusting Miscellaneous Surfaces

•                  Dust and wipe down all furniture with a treated cloth. This shall include chair legs, rungs, or any additional furniture surfaces that are not serviced nightly.

Monthly:

Non-Carpeted Floors (VCT)

•                  Wet mop all hard surfaces. All floor finish marks shall be removed from baseboards, doors, kick plates, and doorframes.

High Dusting

•                  Surface dust all horizontal surfaces and ledges, including cabinet tops, shelving, partition framing, if reachable. This shall include any other surfaces that are reachable and not serviced on a nightly or weekly schedule. All surface dusting must be performed with a treated cloth.

Exhibit G-9

Quarterly:

Carpet Shampooing

•                  Extract clean all elevator lobbies and restroom corridor carpeting. Heavy traffic areas will be extracted.

Uncarpeted Floors

•                  Strip and wax VCT resilient flooring within copy rooms and kitchens. Clean rinse with a mop and dry. Apply a new wax finish uniformly and machine polish. All splashes and marks are to be removed from baseboards, jambs, and walls. (Tenants will be required to move items in advance of cleaning and will be charged additional of any areas outside of kitchen and copy rooms.)

Air Diffuser Cleaning

•                  All grills, vents or air bars are to be vacuumed thoroughly or wiped down as dictated by surface, the frequency to be no less than semi-annually or as required.

Annually:

Window Blinds

•                  Dust and wipe clean all (horizontal type) blinds.

Periodically / As Needed:

Vacuuming

•                  Remove all plastic carpet protectors and thoroughly vacuum under and around all desks and office furniture.

Walls

•                  All walls except natural wood, oil finished wood or fabric is to be washed down with clear water wiped clean and dried, avoiding streaks, smudges or stains. Walls should have a uniform bright and clean appearance after completion of work. Any nicks or scratches on these surfaces are to be reported to building management. Note: not all spots are removable.

Vinyl, Stone, Wood Parquet Floors

•                  Polish and service these types of surfaces as needed, utilizing only products and methods per manufacture’s specifications. These services are to be billed per occurrence if applicable.

Fabric Walls

•                  Vacuum all fabric walls clean as necessary utilizing only products and methods per manufacture’s specifications. These services are to be billed per occurrence if applicable.

Receptacles

•                  Waste baskets and kitchen trashcans shall be thoroughly washed clean and dried inside and out and returned to their original location.

Exhibit G-10

Vacant Tenant Spaces

•                  Vacant tenant spaces should be given a final cleaning after the tenant moves out and before vacancy credit is to be claimed. The space should be checked and cleaned periodically (or as needed) to maintain a standard level of cleanliness maintaining building standard for potential tours and leasing activity.

Additional Services

1.              The nightly janitorial crew shall notify the management office and day foreman when removing any large pieces of Styrofoam or large packing material pieces from any tenant space. Tenants are charge additionally for this service and need to be billed accordingly. It is crucial that the material not be removed unless the management office and the janitorial day foremen are aware and the management office approves.

There shall be a matrix developed which breaks down individual cleaning tasks required in the scope. This matrix shall show the areas, times, stations and who checked the work for each of these tasks. The matrix shall be updated weekly and be available for review by the building management staff as needed and during the weekly janitorial walkthrough inspections.

Exhibit G-11

EXHIBIT H

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

APPLICANT:
TWILIO INC.

AMOUNT:             US$           (           AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:

LOCATION:                       SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.              THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.              BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

”AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) HAS OCCURRED BY TWILIO INC. AS TENANT UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN TENANT, AND                      AS LANDLORD. FURTHERMORE THIS IS TO CERTIFY THAT: (I)LANDLORD HAS GIVEN ANY NOTICE TO TENANT TO CURE THE DEFAULT REQUIRED BY THE TERMS OF THE LEASE; (II) SUCH DEFAULT HAS NOT BEEN CURED UP TO THIS DATE OF DRAWING UNDER THIS LETTER OF CREDIT; AND (III) LANDLORD IS AUTHORIZED TO DRAW DOWN ON THE LETTER OF CREDIT”

Exhibit H-1

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS ORIGINAL LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST      DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND                   .

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

WE HEREBY AGREE WITH THE BENEFICIARY THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

Exhibit H-2

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

Exhibit H-3

EXHIBIT “A”

DATE:	REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF	US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                                    DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.              DATE: ISSUANCE DATE OF DRAFT.

2.              REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.              PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.              US$: AMOUNT OF DRAWING IN FIGURES.

5.              USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.              LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.              DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.              BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.              AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT                  .

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

Exhibit H-4

EXHIBIT

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY, (BENEFICIARY’S NAME) (SIGNATURE OF BENEFICIARY) (NAME AND TITLE)	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument. We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

Exhibit H-5

EXHIBIT I

FORM OF NONDISCLOSURE AGREEMENT

In connection with a proposed business relationship, Twilio Inc. (“Company”) has allowed you (the individual or entity named below) access, or may allow you access, to business, technical or other information, materials and/or ideas (“Proprietary Information,” which term shall include, without limitation, anything you learn or discover as a result of exposure to or analysis of any Proprietary Information).

In consideration of any disclosure and any negotiations concerning the proposed business relationship, you agree as follows:

1.              You will hold in confidence and will not possess or use (except as required to evaluate the proposed business relationship within the U.S.) or disclose any Proprietary Information except information you can document (a) is in the public domain through no fault of yours, (b) was properly known to you, without restriction, prior to disclosure by Company or (c) was properly disclosed to you by another person without restriction. You will not reverse engineer or attempt to derive the composition or underlying information, structure or ideas of any Proprietary Information. The foregoing does not grant you a license in or to any of the Proprietary Information.

2.              If you decide not to proceed with the proposed business relationship or if asked by Company, you will promptly return all Proprietary Information and all copies, extracts and other objects or items in which Proprietary Information may be contained or embodied.

3.              You will promptly notify Company of any unauthorized release, disclosure or use of Proprietary Information.

4.              You understand that this Agreement does not obligate Company to disclose any information or negotiate or enter into any agreement or relationship. You will strictly abide by any and all instructions and restrictions provided by Company from time to time with respect to Proprietary Information or Company systems. You will ensure the security of any facilities, machines, accounts, passwords and methods you use to store any Proprietary Information or to access Company systems and ensure that no other person has or obtains access thereto.

5.              The terms of this Agreement will remain in effect with respect to any particular Proprietary Information until you can document that such Proprietary Information falls into one of the exceptions stated in Paragraph 1 above.

6.              You acknowledge and agree that due to the unique nature of the Proprietary Information, any breach of this agreement would cause irreparable harm to Company for which damages are not an adequate remedy, and that Company shall therefore be entitled to equitable relief without posting a bond in addition to all other remedies available at law. Notwithstanding the foregoing, the Company understands that you have certain obligations under the California Public Records Act (the “Act”). If you receive a request under the Act for any records containing Proprietary Information, you will advise Company of the request. If Company requests you to withhold such records from disclosure and you comply with Company’s request, Company shall assume all responsibility for any challenges resulting from the non-disclosure, indemnify you and hold you harmless from any and all claims, legal proceedings, and resulting damages and costs (including, without limitation, attorney’s fees that may be awarded to the party requesting such records); and pay any and all costs and expenses relating to the withholding of the records containing Proprietary Information.

7.              Until one year after the later of (i) the date of this Agreement or (ii) the last disclosure of Proprietary Information to you, you will not encourage or solicit any employee or consultant of Company to leave

Exhibit I-1

Company for any reason.

8.              This Agreement is personal to you, is nonassignable by you, is governed by the internal laws of the State of California and may be modified or waived only in writing signed by both parties. If any provision of this Agreement is found to be unenforceable, such provision will be limited or deleted to the minimum extent necessary so that the remaining terms remain in full force and effect. The prevailing party in any dispute or legal action regarding the subject matter of this Agreement shall be entitled to recover attorneys’ fees and costs.

Acknowledged and agreed on                                                  :

Bay Area Headquarters Authority

By:

Name:	Steve Heminger

Title:	Executive Director

Exhibit I-2

AMENDMENT NO. 1 TO OFFICE LEASE

This Amendment No. 1 to Office Lease (“Lease Amendment No. 1”) is hereby entered into and effective as of February 29, 2016 (the “Amendment Effective Date”), between TWILIO INC., a Delaware corporation (“Tenant”) and BAY AREA HEADQUARTERS AUTHORITY, a joint powers authority established pursuant to the California Joint Exercise of Powers Act (“Landlord”) and amends the Office Lease between the parties, effective on January 8, 2016 (“Lease”).

RECITALS

WHEREAS, the parties have agreed to amend the Lease, as set forth below; and

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Lease.

NOW, THEREFORE, in consideration of the terms contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Section 12 of the Summary of Basic Lease Information of the Lease shall be amended and restated in its entirety as follows:

12. Delivery Date:	April 15, 2016

2.           Section 13 of the Summary of Basic Lease Information of the Lease shall be amended and restated in its entirety as follows:

13. Anticipated Delivery Date:	April 15, 2016

3.           Section 14 of the Summary of Basic Lease Information of the Lease shall be amended and restated in its entirety as follows:

14. Commencement Date:	October 15, 2016

4.           This Lease Amendment No. 1 together with the Lease shall constitute the entire agreement between the parties with respect to the subject matter hereof. In the event of any direct conflict between the terms of this Lease Amendment No. 1 and the Lease, then the terms of this Lease Amendment No. 1 shall control. All other terms of the Lease not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant executed this Lease Amendment No. 1 as of the Amendment Effective Date set forth above.

“Landlord:”	BAY AREA HEADQUARTERS AUTHORITY

By:
	Name:	Steve Heminger
	Title:	Executive Director

By:
	Name:	Brian Mayhew
	Title:	Treasurer — Auditor

Approved as to form:

General Counsel

“Tenant:”	TWILIO INC.

By:
	Name:	Lee Kirkpatrick
	Title:	Chief Financial Officer